As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-222148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arrestage International, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	3841	45-2552289
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20343 N. Hayden Road, Suite 101

Scottsdale, Arizona 85255
(480) 710.2229

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gary Croft
President and Chief Executive Officer
Arrestage International, Inc.
20343 N. Hayden Road, Suite 105

Scottsdale, Arizona 85255
(480) 710.2229

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

BFBorgers CPA PC 5400 W. Cedar Avenue Lakewood, CO 80226 (303) 953-1454	Gary Croft Chief Executive Officer Arrestage International, Inc. 20343 N. Hayden Road, Suite 105 Scottsdale, Arizona 85255 (480) 710.2229	Erica L. Jozwiak, Esq. 45 Davis Blvd. STE. 25 Tampa, Florida 33606 (727)743.6143

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, par value $0.001 per share	$4,000,000	$498
Total	$4,000,000	$498

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Shares of Common Stock

Arrestage® International, Inc.

Shares of Common Stock

Two Million (2,000,000) Shares - $2.00 per Share

This is a Best Efforts initial public offering of shares of common stock of Arrestage International, Inc. No public market currently exists for our shares. We anticipate that the initial public offering price of our shares of common stock will be $2.00 per share.

We will apply to list our shares of common stock for trading on the OTCQB under the symbol “_______.” No assurance can be given that our application will be approved. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.00	$4,000,000
Underwriting discounts and commissions (1)	$0.20	$400,000
Proceeds to Arrestage International, Inc., before expenses	$1.80	$3,600,000

(1)	No commissions have been paid to date in exchange for selling or underwriting our shares.

Arrestage® International, Inc.

ARRESTAGE

ARRESTAGE
ARRESTAGE
ARRESTAGE
ARRESTAGE

Arrestage Skin Care Products

Arrestage has licensed a line of skin care products that combines the expertise of herbalists, chemists, and dermatologists to create products that are customized for each client’s skincare concerns.

Arrestage only uses all-natural ingredients and components in their skin care products. All products are monitored closely, with high freshness, purity, and potency that result from Arrestage’s micro-batching processes. Over time, as the original customized formula no longer has the desired results, Arrestage will provide the client with custom “boosters” to enhance the original formula’s results.

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We have not authorized anyone to provide you with any information other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. The underwriters and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

For investors outside the United States:   We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the U.S.

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MARKET DATA AND FORECASTS

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from independent industry analysts and publications, as well as our own estimates and research. Our estimates are derived from industry and general publications, studies and surveys conducted by third-parties, as well as data from our own internal research. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable.

ORGANIZATIONAL FACTS

On June 15, 2011, we formed Arrestage International, Inc. in the state of Nevada for the purpose of conducting business within the nutraceutical and medical sectors in perpetuity. The first organizational meeting was held on June 20, 2011 where the articles of incorporation and bylaws were adopted. In the same meeting the stock specimen certificate and the annual meeting set for June 6th each fiscal year. The registered agent is Nevada Commercial Registered Agents, LC with offices located at 4231 Dant Blvd, Reno, NV 89509.

FINANCIAL STATEMENT PRESENTATION

The financial statements as of December 31, 2015 and 2016, are those of Arrestage International, Inc. and will be presented below in tabular form with corresponding notes. They have been professionally prepared by the Company and audited by Schumacher and Associates, Inc.

TRADEMARKS AND TRADENAMES

This prospectus includes our trademarks such as Arrestage International, Inc.  ARRESTAGE® International, Inc. which are each protected under applicable intellectual property laws and are the property of Arrestage International, Inc. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and tradenames. This prospectus may also contain trademarks, service marks, tradenames and copyrights of other companies, which are the property of their respective owners. The most recent renewals of registration to the marks to Arrestage International, Inc.’s trademarks were filed on December of 2017 with the United States Patent and Trademark Office.

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “Arrestage,” “Arrestage International,” “AII,” “we,” “us,” “our,” “our company” and “our business” refer to Arrestage International, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning in our prospectus and our financial statements and the accompanying notes included in this prospectus.

Market for Securities

Currently these securities are not offered on a stock exchange or any exchange traded entity.

The company has a limited operating history, is not generating revenue, and the auditor has raised substantial concern about the business as a going concern.

The Company has a limited operating history and faces all the risks and uncertainties associated with an unproven history. The Company is not currently generating revenues and does not expect to generate revenue in this quarter. The Company has debt from its previous operating history. The audit firm Schumacher and Associates has expressed substantial doubt about the Company’s ability to remain a going concern. Investors should understand that there can be no assurance that the Company will ever achieve revenues or profitability. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business.

Company Overview

We are a Company within the healthcare space. Specifically, we are in the Nutraceutical business that holds formulations on skin care products as well as brand formulas, and other intellectual property. In addition, we are seeking to perform roll-up transactions, to include a finance company that purchases and securitizes medical devises for periodic rental to end users. Arrestage is in the sector of research and development of nutraceutical products. Arrestage plans to acquire and maintain secured UCC-1 on the machines it purchases and provides full service plans and warranty options, and other companies within the wellness sector.

ARRESTAGE INTERNATIONAL, INC. (“AII” or the “Company”) a Nevada corporation, plans to develop an international licensing program whereby we plan to provide turnkey assistance with operations and support for distributors in the Skin Care and Anti-Aging arena, using our brand, custom formulas, trademark, internet presence and proprietary marketing protocols. In addition to this, we plan to continue to develop these aspects of the business and potentially acquire complimentary products and services. Arrestage International intends to create a significant brand in the aesthetic skincare marketplace. The officers and directors of AII all have created, or participated in the marketing and development of branded products in this space. AII will generate a licensing fee of 5-8% (or a higher rate the market may bear) of all revenues generated by future licensees.

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AII plans to license full use of all intellectual property and formulas of its licensed products, in all geographical regions and channels of distribution. Arrestage is working on Research and Development of future products by working towards other possible acquisitions. AII plans to set itself apart from its competitors by providing clinically based sales materials that attract a more sophisticated consumer which may enable the licensee to increase their sales revenues with higher margins. Licensees will have access to the luminary panel, clinical and marketing training protocols, and collateral materials. Arrestage International plans to address an ever-increasing world demand for western culturally influenced aesthetic skin topical products, in addition to the increasing demand in US domestic and other western markets. AII seeks to license distribution organizations, in the US and Internationally, to market its proprietary brand of aesthetic dermal formulations and additional products that it may potentially acquire.

The initial products have gone through clinical and behavioral testing and several reformulations to achieve the high acceptance status that they now hold. The size of the aesthetic topical world market is approximately $7.4 billion. Morningstar estimates a continued growth rate of 11% CAGR from 2016-2020. Due to the high margins, the major aesthetic device makers are attempting to enter this market as distributors. This may be a beneficial circumstance as it may enhance the valuation of AII and widen future exit possibilities.

Medical Device Rental Division

The Company plans to establish a medical device rental program that purchases or secures medical devices such as MRI systems and various other diagnostic equipment. Our target market will be physician groups, clinics, rural hospitals, and insurance companies. Arrestage intends to obtain residual income from such rentals and would maintain a fully secured UCC-1 position on each piece of equipment. To grow this division, Arrestage plans to aggressively market such services in this coming year. This function will help meet the expanding demand of medical systems due to the current healthcare trends. The United States market, the largest in the world, has reached a value of $133 billion by 2016, and is expected to reach 278 billion by 2021 worldwide. (2A) To date the Company has accumulated a strong market presence within this lucrative sector of secured structured medical lending.

Market Opportunity

Medical Equipment Rental is an industry that is expanding due to many factors in the health care industry. Professionally, many smaller businesses have found it much more cost effective to rent expensive equipment that they would normally have to refer patients to a larger facility to use. Rentals are creating greater accessibility to medical equipment in many places where there are not larger facilities close by. Rural areas that only have local access to small healthcare facilities could see specialized equipment that would not usually be available. Many medical professions that deal with varying, rare health issues, such as emergency clinics, pediatrics, physical therapists, and oncologists, in small or medium-sized facilities could have much more reliable access to this specialized equipment. Also, it is more convenient for patients to receive care and testing all in one location, and it streamlines the process of receiving test results when equipment can be found in house. Lastly, for larger medical facilities renting is beneficial for very specialized equipment that can be too expensive to purchase. Rentals allow the use of specialized equipment without undue burdens on a facility’s budget. Due to the constantly changing advances in medical technology many places do not have consistent access to the most helpful equipment. If rented, adjustments in technology would be much more feasible for tight facility budgets, and more locations could use the latest technology in the healthcare market.

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●	The global medical equipment rental market was recorded at US$33417.4 million in 2013 and, at a CAGR of 5.8% during the forecast period of 2014 to 2020, will reach a value of US$49,112.8 million by 2020 (1A).

As demonstrated in the graphics below, the need for long-term medical equipment is rising. Geriatric and diabetic populations are two areas where our services could be used, and that need is rising.

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Nutraceuticals is an industry that is rapidly growing, and it is unique because it requires the overlapping of two industries that are highly relied upon in today’s society: food and pharmaceuticals. Nutraceuticals are natural, bioactive chemical compounds that have health-promoting, disease-preventing or general medicinal properties. This category encompasses vitamins, minerals, herbal supplements, and certain animal products. This industry is becoming more popular to consumers both because greater self-awareness and diet education, but also because it incorporates preventative and curative care into everyday life through food, beverages, and supplements. The governmental support for this industry is positive worldwide, and in the United States some health insurances reimburse consumers for medical foods. This industry is largely dominated by a few companies, with the 5 top companies holding over 50% of the market as of 2014. North America is expected to continue to lead this industry over this period (North America held 39.6% market share in 2014). The Asia Pacific region held the second largest market share in 2014 with a significant growth rate. (source 2A)

●	The global nutraceuticals market was valued at US$165.62 billion in 2014 and is expected to reach US$278.96 billion by 2021, growing at a CAGR of 7.3% from 2015 to 2021. (2A)

●	Revenue-functional food segment held the largest share in the global nutraceuticals market, accounting for 31.0% market share in 2014 and is expected to grow at a CAGR of 7.1% from 2015 to 2021. Functional beverage is 2nd and expected to grow at a CAGR of 7.4 % from 2015-2021. (2A)

●	Top companies are Cargill, Archer Daniels Midland Company, Royal DSM N.V, BASF SE, Nestle S.A., General Mills, Inc., etc. (2A)

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●	The WHO predicts that by 2020 over 65 million people will have dementia and that the prevalence of other neurodegenerative brain diseases, like Alzheimer’s, is also increasing. (2B)

●	It is estimated that over 100 million people globally are effected by ‘gut health’ problems, and the prevalence is rising. (2B)

●	Cardiovascular disease (CVD) is significant. It is the number one cause of death globally. The risk of contracting CVD is associated with lifestyle choices including a poor diet. (2B)

●	The WHO estimate that 347 million people worldwide have diabetes. (2B)

●	Sales are predicted to reach US$250 billion by 2018. (2B)

SOURCES

(1A)- http://www.transparencymarketresearch.com/medical-equipment-rental.html
(1B)- see scan attached in email
(1C)- https://www.census.gov/prod/2014pubs/p25-1140.pdf
(1D)- http://care.diabetesjournals.org/content/24/11/1936#T3

(2A)- http://www.prnewswire.com/news-releases/nutraceuticals-market-to-surpass-us278-billion-globally-by-2021-propelled-by-soaring-demand-for-functional-foods-and-beverages-transparency-market-research-531577541.html
(2B)- https://www.kpmg.com/ID/en/industry/CM/Documents/neutraceuticals-the-future-of-intelligent-food.pdf

Forward looking Statements: This prospectus contains statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, we have identified such forward-looking statements with typical conditional words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

Important factors related to forward-looking statements may include, among others, assumptions regarding:

●	our ability to achieve and sustain profitability;

●	market acceptance of our product line;

●	our ability to successfully commercialize our products;

●	our ability to compete effectively in selling our products and services;

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●	our ability to expand, manage and maintain our direct sales and marketing organizations;

●	our actual financial results may vary significantly from forecasts and from period to period;

●	our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses;

●	our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products;

●	market risks regarding consolidation in the healthcare and nutraceutical industry;

●	our ability to effectively manage our anticipated growth;

●	the regulatory requirements applicable to us and our competitors;

●	our reliance on third party manufacturers and sole- or single-source suppliers;

●	our ability to efficiently manage our supply chain processes;

●	the regulatory and legal risks, and certain operating risks, that our international operations subject us to;

●	the fact that product quality issues or product defects may harm our business; and

●	any product liability claims.

Forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements are subject to many uncertainties and other variable circumstances, including those discussed elsewhere in this prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” many of which are outside of our control, that could cause our actual results and experience to differ materially from any forward-looking statement. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake, and specifically decline, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

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Nutraceutical Division Strengths

Our Strategy

Our strategy is to promote, market and sell our existing product line, and expand by development and acquisition, a more inclusive product line. By maintaining our cost-effective structure and leveraging our vast network of in-house and freelance notable experts in the field we feel we will be able to penetrate the market place in an expedited manner. Our partnerships are far reaching within the medical and entertainment fields. By leveraging those contacts, we will be able to showcase products with endorsements from known persons and entities.

Exclusive focus on a large, growing market.   The size of the aesthetic topical world market is rapidly growing. Morningstar estimates a continued growth rate of 11% CAGR from 2016-2020. Due to the high margins, the major aesthetic device makers are attempting to enter this market as distributors. This may be a beneficial circumstance as it may enhance the valuation of AII and widen future exit possibilities.

Pursue opportunities to enhance our product offerings.   We intend to continue to expand applications of our nutraceutical products and vigorously protect those innovations through patent enforcement and applications. We may also opportunistically pursue the licensing or acquisition of complementary products and technologies to strengthen our market position or improve product margins.

Expand our sales organization to support growth.   We intend to expand our highly-trained direct sales organization and broaden our relationships with distributor partners to increase sales and drive revenues. We intend to expand this sales initiative to new regional markets and then worldwide distribution and product placement.

Acquire new product line.   We are exploring the possibility of expanding our product line through acquisitions of new products that will allow additional market share. We may also perform research and development functions in-house, which could include the development or acquisition of an entirely new product line or expansion of the current line. The target products are on the cutting edge of health applications and import new techniques integrating Allopathic medicine, Naturopathic medicine, and some New Age features. Because of the relationship we have built within our research and development planning and due diligence, we are in a prime position to view and explore potential products that fit within our Company. Further, we have the personnel to determine viability of the marketing and sales of such products. If such products fit within the Company framework, we can quickly add such by acquisition.

Price effective ownership of current product lines. We have been able to acquire a developed line of formulas that have previously been produced. Thereby, the cost to bring these products to market is much less than full development, formulation, and production of a line of skin care nutraceuticals.

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Highly experienced management and medical advisory team.   We have assembled a senior management team and medical advisory board with significant experience in the healthcare industry. Our leadership team has a long track record in introducing our products to the healthcare market in the field nutraceuticals. Members of our management team also have experience in product development, launching new products into the healthcare market and securitizing and renting medical devices and technology to hospitals and private healthcare practices through direct sales organizations, distributors and manufacturers. We also collaborate with a network of leading medical advisors in the design and use of our products.

Extensive product support network.   In addition to the product line we offer, we also provide a support network for clinicians and therapists, which includes site planning and preparation, system deployment and installation, a national and global network of medical physicists for system commissioning and calibration, a dedicated service network, a dedicated clinical applications and education network and service, and live customer support. We believe that by offering these dedicated and tailored services we have enhanced our brand and gained market presence.

Relationships with the medical community.   The board members, acting on behalf of Arrestage, are all actively involved in scientific, medical, and commercial organizations and communities. We have on our management team and Board of Directors, well respected doctors and entrepreneurs with a medical background. We anticipate that we will be able to leverage our involvement in this community to increase awareness of the benefits of radiation therapy and increase sales of our products.

Medical Device Rental Division- Strengths

Our Strategy

Our goal is to be a leading medical device procurement and finance company providing real time solutions for the hospitals, insurance companies, health care clinics, and medical malpractice law firms. The key elements of our strategy include:

Leveraging pre-existing relationships, we will be able to scale the business quickly via new business acquisition along with factoring commercial paper from our partners. Arrestage will seek to acquire commercial paper from firms we currently have a relationship. In addition, we will grow our existing rental program with expansion to new markets and additional facilities. Since our principals have a long track record of procuring such transactions, the length of time to scale such business will be minimal.

Drive adoption and awareness of our Companies products to specialists, physicians, and administrators.   We intend to educate specialists, physicians, on the need for having our devices in house as opposed to outsourcing these services. We believe that increased awareness of the benefits having these services in house will maintain patient loyalty and drive revenue. Additionally, we believe that our products will allow specialists to treat patients without having to refer them to specialists for treatment and will allow for faster in-house diagnosis of a patient’s issues.

Provide new technology products and services.   Since acquiring our current technology, we have developed optional add-on technology products and service options which have enhanced the operational capabilities of our desirable device technologies. We believe continued product offerings will keep us relevant to all of our clients’ needs.

Expand our sales organization to support growth.   We intend to expand our highly-trained direct sales organization and broaden our relationships with distributor partners to increase sales and drive revenues.

Residuals of our currently owned products. We intend to hold a secured position on our technology, thus will be able to maintain a secured payment stream. In addition, the residual value of our products will provide back end liquidity and additional rental opportunities after the current client has relinquished the machines.

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Risk Factors - Company

Investing in our common stock involves substantial risk, and our ability to successfully operate our business is subject to numerous risks, including those that are generally associated with our industry. Any of the risks set forth in this prospectus under the heading “Risk Factors” may limit our ability to successfully execute our business strategy. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific risks set forth in this prospectus under the heading “Risk Factors” in deciding whether to invest in our common stock. The following is a summary of some of the principal risks we face:

Undercapitalization; Need for Additional Funding

AII believes the proceeds from offering contemplated herein, assuming Two Million “(2,000,000)” Shares are sold in this Offering “($4,000,000)”, will be sufficient to attain AII's financing goals for the next twelve months. Additionally, executive management has not nor will in the near term draw a salary or executive compensation package. Without realizing all or a significant portion of the maximum Offering proceeds, AII may not be able to implement its business plan and may have to seek alternative sources of funding. AII can also give no assurance that, even if the shares are completely sold, no additional capital will be needed eventually. Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to AII, or that such financing would not result in a substantial dilution of shareholder's interest.

The Company’s Recent Operating History has Produced no Revenue and has no Customers

Although the company has purchased an exclusive license for products and formulas it currently has no customers and has generated no revenues. There is no assurance that the Company can generate revenues or sell any of its formulas or products in the market place, and even if revenues are generated there is no assurance that the Company can earn a profit, in which case the Investors’ may not realize a return on their equity investment.

Participation is Subject to Risks of Investing in Micro Capitalization Companies

AII believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

No Exchange Listing, lack of Liquidity

No exchange listing currently exists for investors to sell their securities if securities become listed. Investors in the common Stock may not be able to realize the listed Market Price due to a potential lack of liquidity within the Market on which AII will be eventually offered.

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Specific Risk Factors- Nutraceutical Division

High Production of Products will create a considerable amount of inventory.

In order to produce our products at affordable prices, we will have to produce through high volume automated processes. We do not know whether we will be able to contract efficient, automated, low-cost assembly capability and processes that will enable us to meet the quality, price, and production standards, or production volumes required to successfully mass market our product. Even if we are successful in developing our high-volume production capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedules or to satisfy the requirements of customers. Our failure to develop such processes and capabilities could have a material adverse effect on our business, results of operations and financial condition.

Underproduction could lead to undercapitalization of Market demand.

We may not meet our product development and commercialization milestones. We have several development programs that are in the pre-commercial stage. The success of each formulation development program is highly dependent on our correct interpretation of commercial market requirements, and our translation of those requirements into applicable product specifications and appropriate development milestones. If we have misinterpreted market requirements, or if the requirements of the market change, we may develop a product that does not meet the cost and performance requirements for a successful commercial product. In addition, if we do not meet the required development milestones, our commercialization schedules could be delayed, which could result in potential adverse effects on our business.

Competitive Landscape.

Significant competition for topical aesthetic products may develop or may develop more slowly than we anticipate which would significantly harm our revenues and may cause us to be unable to recover the losses we have incurred and expect to incur in the development of our products. Significant markets may never develop our product technology or they may develop more slowly than we anticipate. Any such delay or failure would significantly harm our revenues and we may be unable to recover the losses we have incurred and expect to continue to incur in the development and marketing of our products. If this were to occur, we may never achieve profitability and our business could fail. Topical products represent an emerging market, and whether or not end-users will want to use them may be affected by many factors, some of which are beyond our control, including:

●	the emergence of more competitive technologies and products, including other products that could render our products obsolete;

●	the future cost of components that may affect our delivery systems;

●	the regulatory requirements of agencies, including the development of uniform codes and standards that may result in higher costs;

●	government support for preventive medicine may wane;

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●	the assembling and supply costs may escalate to levels that would restrict our marketing efforts;

●	the perceptions of consumers regarding the safety of our products;

●	the willingness of consumers to try new technologies;

●	the continued development and improvement of existing technologies that we may not be able to access or license; and

●	the future cost of components used in existing products.

Production could be stifled if production technology changes

Base components used in our formulation may eventually not be readily available on a cost-effective basis, in which case our products may be unable to compete with existing topical and cosmetic products and our revenues and results of operations would be materially adversely affected. If our customers, including retail distributors are not able to purchase our products at a cost-effective basis or are unable to purchase them at locations convenient to them, our products may be unable to compete with existing products and our revenues and results of operations would be materially adversely affected. Significant growth in the use of topical types of products, may require the development of a larger than expected infrastructure to deliver products to our distributors. There is no guarantee that such an infrastructure will be developed on a timely basis or at all.

Even if our products are readily available, if the effective price is such that it costs more to use our products than to use products provided through other manufacturers, we may be unable to compete successfully with our competition.

Governmental Policies Could Affect our Revenue or Profitability

Changes in government policies and regulations could hurt the market for our products. The OTC topical and cosmetic market is in a phase where it is currently subject to limited industry-specific government regulations in the United States relating to matters such as design, storage, testing of these products. However, given that their production is subject to government regulation, we may expect to encounter more industry specific government regulations in the future in the jurisdictions and markets in which we operate. To the extent that there may be implementation of further regulations, delays in gaining such regulatory approval, may hinder our development and our growth may be constrained.

The future worldwide demand for our current products and our future products is uncertain. Our current products and our future products may not be accepted by hospitals, physicians or patients, and may not become commercially successful.

Clinicians may not perceive the benefits of our products and may be reluctant or unwilling to adopt our products as a treatment option. While we believe that our products are a better alternative to other treatments of certain skin conditions, clinicians or physicians who are accustomed to using other modalities to treat patients may be reluctant to adopt broad use of our products.

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We must grow markets for our products through education and awareness programs. While studies have been done, there may be more to perform, and certain there will be with new projects. The process of marketing the results of the studies is subject to a peer-review process. Peer reviewers may not consider the results of studies of our products and any future products sufficiently novel or worthy of publication. Failure to have studies of our product accepted may affect adoption of our products.

In Certain Cases, We May need to Artificially Divide Market Share

In order to develop certain market share, we may enter into agreements with customers and partners that require us to provide shared intellectual property rights in certain situations, and there can be no assurance that any future relationships that we enter into will not require us to share some of our intellectual property. Any change in the strategies of a potential partner could have a material adverse effect on our business and our future prospects.

Finally, in some cases, our relationships may be governed by a non-binding memorandum of understanding or a letter of intent. We cannot assure you that we will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship. We may also enter into relationships with third-party distributors to supply us with parts when we experience a shortfall in production or to sell them our excess capacity, even though they also indirectly compete with us. In addition, our third-party distributors may require us to provide volume price discounts and other allowances, or customize our products, either of which could reduce the potential profitability of these relationships.

Reliance on Third Party Suppliers Could be a Barrier

We rely upon third party suppliers to supply key materials and components for our products. A supplier’s failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, may harm our ability to manufacture our products cost-effectively or at all, and our revenues and gross margins might suffer.

We may be unable to attract and retain highly qualified personnel, which could adversely and materially affect our competitive position.

Our future success depends on our ability to attract and retain our executive officers and other key employees. We may be unable to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among companies in the medical device business and related industries, particularly in the Phoenix, Arizona area where we are headquartered. The medical device and nutraceutical industries has experienced a high rate of turnover of management personnel in recent years. Consequently, we could have difficulty attracting or retaining experienced personnel and may be required to spend significant time and expend significant financial resources in our employee recruitment and retention efforts. Many of the other medical device companies with which we compete for qualified personnel have greater financial and other resources and risk profiles different from ours. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than that which we may offer. If we are unable to attract and retain the necessary personnel to accomplish our business objectives, we may have difficulty implementing our business strategy and achieving our business objectives.

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If we fail to properly manage our anticipated growth, our business could suffer.

Our strategy involves substantial growth. If we experience periods of rapid growth and expansion, our limited personnel, operational infrastructure and other resources could be significantly strained. In particular, the possible internalization of manufacturing, and anticipated expansion of our direct sales force in the U.S. will require significant management, financial and other supporting resources. In addition, in order to manage expanding operations, we will need to continue to improve our operational and management controls, reporting and information technology systems and financial internal control procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our operating results and business could suffer. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our goals.

We may be unable to retain and develop our U.S. sales force and non-U.S. distributors, which would adversely affect our ability to meet our revenue targets and other goals. Further, Foreign Markets May Create a Need for Separate Potentially Costly Analysis

As we launch products, increase current sales efforts and expand into new geographies, we will need to retain, grow and develop our direct sales personnel, distributors and agents. There is significant competition for sales personnel experienced in relevant medical device sales. Upon completion of training, sales representatives typically require lead time in the field to develop or expand their network of accounts and achieve the productivity levels we expect them to reach in any individual territory. If we are unable to attract, motivate, develop, and retain a sufficient number of qualified sales personnel, or if the sales representatives do not achieve the productivity levels expected, our revenue will not grow as expected, and our financial performance will suffer.

In addition, we may not succeed in entering into and maintaining productive arrangements with an adequate number of distributors outside of the U.S. that are sufficiently committed to selling our products in international markets. The establishment and maintenance of a distribution network is expensive and time consuming. Even if we engage and maintain suitable relationships with an adequate number of distributors, they may not generate revenue as quickly as we expect them to, commit the necessary resources to effectively market and sell our products, or ultimately succeed in selling our products. Moreover, if our sales force and distributors are unable to attract and retain new customers, we may be unable to achieve our expected growth, and our business could suffer.

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Furthermore, some of our distributors may market or sell the products of our competitors. In these cases, the competitors may have the ability to influence the products that our distributors choose to market and sell, for example, by offering higher commission payments, or by convincing the distributors to terminate their relationships with us, carry fewer of our products or reduce their sales and marketing efforts for our products. Any of the foregoing would hinder our ability to meet our revenue targets and other goals.

Our future success depends on our ability to develop, receive regulatory approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner, and if we do not do so, our results of operations will suffer.

It is important to our business that we continue to build a pipeline of product offerings for the treatment skin conditions and cosmetic improvements to remain competitive. Consequently, our success will depend in part on our ability to develop or acquire, and introduce new products. However, we may be unable to successfully maintain our regulatory clearance for existing products, or develop, obtain and maintain regulatory clearance or approval for product enhancements, or new products, or these products may not be accepted by clinicians who financially support many of the procedures performed with our products.

If we do not develop new products or product enhancements in time to meet market demand, if there is insufficient demand for these products or enhancements, or if competitors introduce new products with enhanced functionalities that are superior to those of ours, then our results of operations will suffer.

If we acquire other companies or businesses, we will be subject to risks that could hurt our operations in the future.

We may in the future acquire complementary businesses, products or technologies. Any acquisition may not produce the revenues, earnings or business synergies anticipated, and any acquired business, product or technology might not perform as expected. Our management could spend a significant amount of time, effort and money in identifying, pursuing and completing acquisitions. If we complete an acquisition, we may encounter significant difficulties and incur substantial expenses in integrating the operations and personnel of the acquired company into our operations. In particular, we may lose the services of key employees of the acquired company, and we may make changes in management that impair the acquired company’s relationships with employees, vendors and customers. Additionally, we may acquire development-stage companies that are not yet profitable and require continued investment, which could decrease our future earnings or increase our futures losses. Any of these outcomes could prevent us from realizing the anticipated benefits of an acquisition.

To pay for an acquisition, we might use equity or cash. Alternatively, we might borrow money from a bank or other lender. If we use equity, our stockholders would experience dilution of their ownership interests. If we use cash or debt financing, our financial liquidity would be reduced.

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Any acquisition could result in recording significant amounts of goodwill or other intangible assets, some of which could result in significant quarterly amortization expense. Moreover, if we determine during annual reviews or otherwise that an intangible asset has been impaired, we may need to write off some or all of its carrying value, resulting in large charges to expense. Amortization charges and write-downs or write-offs of intangibles would decrease our future earnings or increase our future losses.

Product liability claims could damage our reputation and adversely affect our business.

The design, manufacture and marketing of our products each carry an inherent risk of product liability claims and other damage claims. In addition to the exposure we may have for defective products, clinicians may misuse our products or use improper techniques, regardless of how well trained, potentially leading to injury and an increased risk of product liability. A product liability or other damages claim, product recall or product misuse could require us to spend significant time and money in litigation, regardless of the ultimate outcome, or to pay significant damages and could seriously harm our business.

Future Acquisitions Could Create Synergistic Issues

We intend to acquire technologies or companies in the future, and these acquisitions could disrupt our business and dilute our shareholders’ interests. We intend to acquire other companies (and may acquire additional technologies) in the future and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized. Entering into an acquisition or investment entails many risks, any of which could materially harm our business, including:

●	diversion of management’s attention from other business concerns;

●	failure to effectively assimilate the acquired technology, employees or other assets of the company into our business;

●	the loss of key employees from either our current business or the acquired business;

●	assumption of significant liabilities of the acquisitions.

If we complete acquisitions, we may dilute the ownership of current shareholders. In addition, achieving the expected returns and cost savings from acquisitions will depend in part upon our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions, and other personnel of these businesses into our business in an efficient and effective manner. We cannot ensure that we will be able to do so or that the acquired businesses will perform at anticipated levels. If we are unable to successfully integrate acquired businesses, our anticipated revenues may be lower and our operational costs may be higher.

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Reliance on Outsourcing for Some Production Could Slow Growth

We have no capacity for producing our product on a large-scale basis, instead Arrestage has a co-branding licensing strategy it will implement. Currently there are no manufacturing contracts for our products; if efforts to co-brand our products do not materialize as planned, it could negatively affect profitability. We are reliant on licensed laboratories to contract manufacture them. Should they be unable to achieve our required levels of production in a timely manner, then profitability may be affected.

Delays in Market Viability Could Prove Costly

Any failures or delays in our testing of our products could negatively affect our customer relationships and increase our assembling costs. We intend to regularly test our products during the manufacturing process and prior to initiating any type of marketing campaign. Delays in our tests could harm our competitive position and impair our ability to sell our newly developed or existing product formulations. Our testing may encounter problems and delays for a number of reasons, including the failure of our formulation, the failure of the components of others, the failure to combine these properly, operator error and the failure to maintain and service the test prototypes properly. Many of these potential problems and delays will be beyond our control. Such field test failures may also negatively affect our relationships with customers, requiring us to extend the formulation and testing process longer than anticipated before undertaking commercial sales.

Competitive Landscape

The world anti-aging products market stands enthused by the growing need for appearance-enhancing and age-defying skin cosmetics among the aging population according to a new report by Global Industry Analysts. In addition to changes in lifestyles by modern consumers to increase their chances of longevity, changing practices in personal grooming is resulting in more time and money being spent on external grooming to minimize visible effects of aging.

This is leading to increased demand for products, such as, skin lotions, toners, wrinkle-removal creams, skin whiteners, luxury topical skin care products, concealers, and cover-ups. The growing acceptance of vitamins and antioxidants as effective anti-aging nutrients is expected to prod the growth of anti-aging drugs and pharmaceuticals. With younger consumers becoming more proactive about their skin maintenance regime, women aged between 25 years to 30 years are increasingly beginning to use anti-aging creams, thereby resulting in expanded market opportunities. Manufacturers are additionally adding fuel to the trend by unveiling new promotional mother-daughter packages, which are designed to discreetly inculcate adherence to anti-aging treatment regimens as early as possible. Growing wariness over harsh chemicals is expected to lead to increased demand for anti-aging products with organic, natural, herbal and botanical extracts as active ingredients according to the report. Anti-aging products, which include natural ingredients such as chamomile, copper, gold, minerals and amino acids, are expected to score huge gains in the marketplace in the upcoming years. Driven by the desire to stay young and healthy, sales of dietary supplements, vitamins, and minerals are forecast to rise in the upcoming years.

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The trend towards combining the use of both pharmaceuticals and dietary supplements in the pursuit of well-being is resulting in these products shifting image from being just healthcare enhancers to beauty enhancers. As stated by the recent report published by Global Industry Analysts, Inc., the United States, and Europe dominate the world market for anti-aging products, with a combined share of 62.8% estimated in the year 2007. Global growth is expected to stem from the anti-aging cosmeceuticals market, has grown at a CAGR of 9.8% over the years 2001 through 2010. Sales of anti-aging cosmeceuticals in Asia-Pacific and Latin America, the two fast growing markets worldwide, rose by U.S. $1.0 billion between the period, 2007 to 2010. The U.S. dominates the world anti-aging drugs & pharmaceuticals market, followed closely by Europe. Global sales in this market, rose by a strong 30.9% between the period, 2007 to 2010. Leading global, and regional players operating in the industry include Chanel SA, Christian Dior, Avon, L'Oréal SA, Revlon, Beiersdorf, Elizabeth Arden Inc., Estee Lauder, GlaxoSmithKline, Johnson & Johnson, Mary Kay, Procter & Gamble, Alberto Culver, Robanda International, Clarins, Shiseido, Valeant Pharmaceuticals International, and Unilever, among others. The report titled "Anti-Aging Products: A Global Strategic Business Report" published by Global Industry Analysts, Inc., provides a comprehensive review of market trends, drivers, issues, challenges, consumer demographics, purchasing trends, marketing strategies, competition, players, and products. Richly annotated with authoritative, and unbiased commentaries, and hard-to-find statistical facts, the report provides unequivocal views on future potential while throwing light on the prevailing climate in key regional markets.

Product markets analyzed in the report include Anti-Aging Drugs & Pharmaceuticals, Anti-Aging Vitamins, Supplements, & Minerals, Anti-Aging Cosmeceuticals (Skin Care Cosmeceuticals (Face Care Cosmeceuticals, Body Care Cosmeceuticals, and Sun Protection Cosmeceuticals), Hair Care Cosmeceuticals, and Hair Growth Cosmeceuticals). Latest demand patterns in product markets are quantified across major geographic market verticals including the United States, Canada, Japan, France, Germany, United Kingdom, Italy, Spain, and Russia, Asia-Pacific, Middle East/Africa, and Latin America. Also provided in the report is an enumeration of recent mergers, acquisitions, and other strategic industry activities.

The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company. Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products. Thus, there can be no assurance that AII will be able to compete successfully in the future or that competition will not have a material adverse effect on AII’s results of operations.

While there is an expansive market that continues to grow to feed the need of medical practices to access these medical devices, this also opens up the risk of greater competition as other company’s also look to build their services. This increase in need is largely due to the speed at which technology develops and the rate at which we are enhancing medical care and treatment options.

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Specific Risks - Medical Device Rental Division

If End Users of Our Rental Products do not make timely payments or are unable to receive payment from third-party payors, our revenues will be negatively impacted.

With any structured financial business, especially the rental business, mandating timely receivables is paramount to business success. Thereby, our ability to make timely collections and the ability of our end users to make timely payments is essential to our business success. If our end users are not able to collect from third party payors, or unable to utilize our technology in a fashion that is economically viable, our business will take a substantial downturn and the service of the payment for utilization of our technology will not be sustainable without additional funding.

If third-party payors do not provide coverage and adequate reimbursement for the use of our products, our revenue will be negatively impacted.

In the U.S., the commercial success of our rental of existing products and any rental of future products rental will depend, in part, on the extent to which governmental payors at the federal and state levels, including Medicare and Medicaid, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for procedures using our products. The existence of coverage and adequate reimbursement for our products and related procedures by government and private payors is critical to market acceptance of our existing and future products. Neither hospitals nor physicians are likely to use our products if they do not receive adequate reimbursement payments for the procedures using our products.

Some private payors in the U.S. may base their reimbursement policies on the coverage decisions determined by the Centers for Medicare and Medicaid Services, which administers the Medicare program. Others may adopt different coverage or reimbursement policies for procedures performed using our products, while some governmental programs, such as Medicaid, have reimbursement policies that vary from state to state, some of which may not pay for our products in an amount that supports our selling price, if at all. A Medicare national or local coverage decision denying coverage for any of the procedures performed with our products could result in private and other third-party payors also denying coverage. Medicare (part B) and a number of private insurers in the U.S. currently cover and pay for both non-melanoma skin cancer and keloid treatments using the SRT-100. A withdrawal, or even contemplation of a withdrawal, by Centers for Medicare and Medicaid Services, or CMS, Medicaid or private payors of reimbursements, or any other unfavorable coverage or reimbursement decisions by government programs or private payors, could have a material adverse effect on our business.

If sufficient coverage and reimbursement are not available for our current or future products the demand for our products and, consequently, our revenues will be adversely affected.

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We may be unable to retain and develop our sales force, which would adversely affect our ability to meet our revenue targets and other goals.

While we have an organic sales and service team, as we plan to offer rental products, increase current sales efforts and expand into new geographies, we will need to retain, grow and develop our direct sales personnel, distributors and agents. There is significant competition for sales personnel experienced in relevant medical device sales. In addition, the training process is lengthy because it requires significant education for new sales representatives to achieve an acceptable level of clinical competency with our products. Upon completion of training, sales representatives typically require lead time in the field to develop or expand their network of accounts and achieve the productivity levels we expect them to reach in any individual territory. If we are unable to attract, motivate, develop, and retain a sufficient number of qualified sales personnel, or if the sales representatives do not achieve the productivity levels expected, our revenue will not grow as expected, and our financial performance will suffer.

Furthermore, some of our distributors may market or sell the products of our competitors. In these cases, the competitors may have the ability to influence the products that our distributors choose to market and sell, for example, by offering higher commission payments, or by convincing the distributors to terminate their relationships with us, carry fewer of our products or reduce their sales and marketing efforts for our products. Any of the foregoing would hinder our ability to meet our revenue targets and other goals.

We are in a highly competitive market segment, which is subject to rapid technological change. If our competitors are able to offer rental products and market those that are more effective, less costly, easier to use or otherwise more attractive than any of our products, our business will be adversely impacted.

The medical device industry is highly competitive and subject to technological change. In the arena for technology and products for use discovery and screening, there may be technological change that makes current products less attractive. While we believe our offered products currently have certain competitive advantages over the products offered by these competitors, our success depends, in part, upon our ability to maintain this competitive position. Our competitive advantages include access to participating physicians that have contributed to research and development in the past. These individuals which include our board members have decades of experience of developing and delivering products to market internationally. If these competitors offer new products, or expand their operations, we may be unable to maintain our competitive advantages over these competitors.

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Furthermore, new competitors, including companies larger than us, may enter the market in the future and may offer products with similar or alternative functionalities. These companies may enjoy several advantages relative to us, including:

●	greater financial and human resources for product development, sales and marketing;

●	greater name recognition;

●	long-established relationships with physicians and hospitals;

●	the ability to offer rebates or bundle multiple product offerings to offer greater discounts or incentives;

●	more established distribution channels and sales and marketing capabilities; and

●	greater experience in and resources for conducting research and development, clinical studies, manufacturing, preparing regulatory submissions, obtaining regulatory clearance or approval for products and marketing cleared products.

Hospitals, physicians and investors may not view our products as competitive with other products that are marketed and offered by competitors, including much larger and more established companies. Our competitors may offer competing products more rapidly than us or develop more effective, more convenient or less expensive products or technologies that render our technology or products less competitive. If our existing or new competitors are more successful than us in any of these matters, our business may be harmed.

Our products may become obsolete prior to the end of their anticipated useful lives, and we may be required to dispose of inventory or write off the value or accelerate the depreciation of these assets, each which would materially and adversely impact our results of operations.

We will focus on offering products, from our current formulations, that have been widely accepted. While we believe this provides a competitive edge, it also results in the risk that our products may decay into a competitively weaker position prior to the end of their anticipated useful lives. If we introduce new products or next-generation products prior to the end of the useful life of a prior generation, we may be required to write down the value of these assets, each of which would materially and adversely impact our results of operations.

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If we are unable to make scheduled interest or principal payments on our present or future debt obligations, our operations could be adversely affected.

Our ability to make scheduled payments on our debt obligations depends on numerous factors, including the amount of cash balances and actual and projected financial and operating performance. These amounts and performance are subject to certain financial and business factors, as well as prevailing economic and competitive conditions, some of which may be beyond our control. We may be unable to maintain a level of cash balances or cash flows from operating activities sufficient to permit ourselves to pay the principal and interest on existing or future indebtedness. If cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We may be unable to take any of these actions, and even if able, these actions may be insufficient to permit us to meet scheduled debt service obligations.

We are subject to various federal, state and foreign healthcare laws and regulations, and a finding of failure to comply with these laws and regulations could have a material adverse effect on our business.

Our operations are, and will continue to be, directly and indirectly affected by various federal and state healthcare laws. Many of the specific regulatory risks have been discussed in depth below and within this document including: Federal “Sunshine” (42 U.S. Code §1320a-7h) law and Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA. Any violation or change in these regulatory schemes would affect operations, potentially in a negative way.

We or our affiliates are required to comply with medical device reporting requirements and must report certain malfunctions, deaths, and serious injuries associated with our products, which can result in voluntary corrective actions or agency enforcement actions.

Under the U.S. Food and Drug Administration medical device reporting regulations (21 CFR 803), medical device manufacturers are required to submit information to the U.S. Food and Drug Administration when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the European Economic Area are legally bound to report any serious or potentially serious incidents involving devices they produce or sell (MEDDEV 2.12-1) to the Competent Authority in whose jurisdiction the incident occurred through the European Vigilance process.

If an event subject to medical device reporting requirements occurs, we or our affiliates will need to comply with the reporting requirements, which would adversely affect our reputation and subject us to actions by regulatory authorities, such as ordering recalls, imposing fines, or seizing the affected products. Furthermore, any corrective action, whether voluntary or involuntary, will require the dedication of time and capital and will distract management from operating our business. Any of the foregoing would further harm our reputation and financial results.

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Corporate Management Risks

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. Our efforts to continue to develop and maintain internal controls may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective controls, or difficulties encountered in our implementation or other effective improvement of our internal controls, could harm our operating results.

Reliance upon Key Personnel and Necessity of Additional Personnel

AII is largely dependent upon the personal efforts and abilities of existing management, especially Gary Croft (Chief Executive Officer and Director), Kimberly Shapiro (Vice-Chairman and Director), and Phillip Nuciola (President of Capital Markets). The success of AII will also be largely dependent upon the ability of AII to continue to attract quality management and employees to help operate AII as its operations may grow.

Control by Existing Management

Currently, officers, directors and founders of AII, as a group directly or indirectly own approximately 3,451,000 restricted shares of Common Stock in AII which is 95.86% of the 3,600,000 shares of Common Stock issued pre-offering or approximately 62% of 5,600,000 shares of common stock issued post-offering including the sale of all 2,000,000 Shares pursuant to this Offering (e.g. does not take into account possible payments for acquisitions or other products, services or intellectual property or processes.)

As a result, officers, directors and founders of AII as a group could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

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Specific Risks Related to our Regulatory Environment

We are subject to various federal, state and foreign healthcare laws and regulations, and a finding of failure to comply with these laws and regulations could have a material adverse effect on our business.

Our operations are, and will continue to be, directly and indirectly affected by various federal, state and foreign healthcare laws, including, but not limited to, those described below.

●	Federal Anti-Kickback Statute (42 U.S. Code §1320a-7b), which prohibits any person or entity from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the referring, ordering, purchasing or leasing of any good, facility, item or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs.

●	Federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim to, or the knowing use of false records or statements to obtain payment from, or approval by, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act (31 U.S. Code §3729-3733), it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim.

●	Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, statute, which, among other things, created federal criminal laws that prohibit knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any healthcare benefit program and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of or payment for healthcare benefits, items or services. Additionally, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and applicable implementing regulations, impose certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization on entities subject to the law, such as health plans, clearinghouses, and healthcare providers and their business associates. Internationally, substantially every jurisdiction in which we operate has established its own data security and privacy legal framework with which we must comply, including the Data Protection Directive 95/46/EC and national implementation of the Directive in the member states of the European Union.

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The off-label use or misuse of our products may harm our image in the marketplace, result in injuries that lead to costly product liability suits, or result in costly investigations and regulatory agency sanctions under certain circumstances.

If the U.S. Food and Drug Administration determines that our promotional materials or training constitute promotion of an off-label or other improper use, it could request that we modify our training or promotional materials, or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil or administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs, and the curtailment of our operations. Any of these events could significantly harm our business and results of operations.

These regulations or codes may limit our ability to affectively market our products, or we could run afoul of the requirements imposed by these regulations, causing reputational harm, imposing potentially substantial costs, and adversely affecting our operations as a result.

Healthcare policy changes, including recent federal legislation to reform the U.S. healthcare system, may have a material adverse effect on our business.

In March 2010, President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act. This Act includes, among other things, a deductible 2.3% excise tax on any entity that manufactures or imports medical devices offered for sale in the U.S., with limited exceptions, effective January 1, 2013. This excise tax imposed a significant increase in the tax burden on the medical device industry, and if our efforts to offset the excise tax are unsuccessful, the increased tax burden could have an adverse effect on our results of operations and cash flows. However, this excise tax has recently been suspended for 2016 and 2017. Other elements of this Act, including comparative effectiveness research, an independent payment advisory board, payment system reforms including shared savings pilots and other provisions, may significantly affect the payment for, and the availability of, healthcare services and may result in fundamental changes to federal healthcare reimbursement programs, any of which may materially affect numerous aspects of our business.

Other healthcare reform measures may result in more rigorous coverage criteria and in additional downward pressure on the reimbursement received for procedures utilizing our products. In addition, other legislative changes have been proposed and adopted since the Act discussed above was enacted that may adversely affect our revenues. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year effective April 2013 which, due to subsequent legislative amendments to the statute, will stay in effect through 2024 unless additional Congressional action is taken. Additionally, in January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our business and financial operations. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may cause our suppliers to sustain loses or make them unable to provide new machines or products in a timely manner.

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Specific Risks Related to our Intellectual Property

If our anticipated patents and other intellectual property rights do not adequately protect our products, we may lose market share to competitors and be unable to operate our business profitably.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on the formulations which we have acquired, as well as a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, any future pending applications may be unsuccessful. The U.S. Patent and Trademark Office may deny or require significant narrowing of claims in our pending patent applications or future patent applications, and patents issued as a result of these patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the U.S. Patent and Trademark Office. These proceedings could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in our patents. Third parties may successfully challenge our issued patents and those that may be issued in the future, which would render these patents invalidated or unenforceable, and which could limit our ability to stop competitors from marketing and selling related products. In addition, our pending patent applications include claims to aspects of products and procedures that are not currently protected by issued patents, and third parties may successfully patent those aspects before us or otherwise challenge our rights to these aspects.

In the event a competitor infringes upon one of our patents or other intellectual property rights, enforcing those patents and rights may be difficult and time consuming. Even if successful, litigation to defend our patents against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management’s attention from managing our business. Moreover, we may not have sufficient resources to defend our patents against challenges or to enforce our intellectual property rights, any of which would adversely affect our ability to compete and our business operations as a result.

If our trademarks or trade names are not adequately protected, then we may be unable to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to infringe other marks. We may be unable to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in markets of interest. If our trademarks are challenged, infringed upon, circumvented, or declared generic or infringing, or if we are unable to establish name recognition based on our trademarks and trade names, then we may be unable to compete effectively and our business may be adversely affected.

Adverse outcomes in litigation or similar proceedings could adversely impact our business.

We may in the future be, named as a party to litigation or other similar legal proceedings. Adverse outcomes in any or all of these proceedings could result in monetary damages or injunctive relief that could adversely affect our ability to continue conducting our business. While our management has verified there are no proceedings currently pending against us such matters are subject to inherent uncertainties and management’s view of these matters may change in the future. If an unfavorable final outcome in any such matter becomes probable and reasonably estimable, our financial condition could be materially and adversely affected.

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Risks Related to this Offering and Ownership of our Common Stock

There has been no public market for our common stock prior to this offering, and an active trading market for our common stock may not develop after this offering. As a result, you may be unable to resell your common stock at or above the price paid under this offering, or at all.

Prior to this offering, there has been no public market for our common stock, and an active trading market for our common stock may not develop or be sustained after this offering. Also, the initial public offering price for our common stock will be determined by management and may bear no relationship to the market price for our common stock after the offering. Furthermore, the market price of our common stock may decline below the initial public offering price. As a result of any of the foregoing, you may be unable to resell your common stock at or above the price you paid under this offering, or at all, and you may lose part or all of your investment in our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future. As a result, you must rely on price appreciation of our common stock for a return on your investment in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We currently expect to retain our funds and future earnings to support the operation, growth and development of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, except for those related to the corporate conversion. As a result, a return on your investment in the near future will occur only if our share price appreciates. Our share price may not appreciate in value after this offering or maintain the price at which you purchased our common stock pursuant to this offering, and in either case, you would not realize a return on investment or could lose all or part of your investment in our common stock.

Furthermore, any future determination to declare cash dividends will be made at the discretion of our board of directors and will be subject to compliance with applicable laws and covenants under any future credit facilities, which may restrict or limit our ability to pay dividends.

The price of our common stock may be volatile, and you could lose all or part of your investment.

Stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, limited trading volume of our stock may contribute to its future volatility. Price declines in our common stock could result from general market and economic conditions, some of which are beyond our control, and a variety of other factors, including any of the risk factors described in this prospectus. These broad market and industry factors may harm the market price of our common stock, regardless of our operating performance, and could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of medical device company stocks;

●	changes in operating performance and stock market valuations of other medical device companies generally, or those in our industry in particular;

●	sales of shares of our common stock by us or our stockholders;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Substantial future sales of our common stock in the public market, or the perception that these sales may occur, could cause the price of our common stock to decline, even if our business is doing well.

Sales of our common stock in the public market after this offering, or the perception that these sales may occur, could cause the market price of our common stock to decline, even if our business is doing well. All common stock sold in this offering, other than shares acquired by our affiliates, will be freely transferable without restriction or additional registration under the Securities Act of 1933. All of the remaining common stock outstanding after this offering will be available for sale upon the expiration of the 360-day lock-up period pursuant to Rule 144 and Rule 701 under the Securities Act. See “Shares eligible for future sale” and “Underwriting” for a detailed description of the lock-up and Securities Act of 1933 restrictions. Any or all of our common stock may be released prior to expiration of the lock-up period at the discretion of the underwriter. To the extent this common stock is released before the expiration of the lock-up period and sold into the market, the market price of our common stock could decline.

Our executive officers, directors and principal stockholders may exert control over us and may exercise influence over matters subject to stockholder approval.

Our executive officers and directors, and significant shareholders together with their respective affiliates, beneficially owned approximately 95.44% of our outstanding common stock as of December 31, 2016 and December 31, 2017, and upon completion of this offering, that same group will beneficially own approximately 61.36% of our outstanding Common stock after all 2 million shares offered herein are sold. Accordingly, these stockholders, if they act together, may exercise substantial influence over matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock. For information regarding the ownership of our common stock by our executive officers and directors and their affiliates, please see the section entitled “Security ownership of certain beneficial owners and management.”

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Our management will have broad discretion over the use and investment of the net proceeds received in this offering and might not apply the proceeds in ways that increase the value of your investment in our common stock.

Our management will have broad discretion over the use and investment of the net proceeds received from this offering, and you will be relying on, and may not agree with, the judgment of management regarding the application of these net proceeds. Management intends to use the net proceeds received from this offering as described in the section entitled “Use of Proceeds.” The failure by management to apply these funds effectively may result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Management may invest the net proceeds received from this offering in a manner that does not produce income or increase value, which could have a material adverse effect on our business and cause the price of our common stock to decline.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our common stock share price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to attract or sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts cover us or our business, or if these securities or industry analysts are not widely respected within the general investment community, the trading price for our common stock would be materially and negatively impacted. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who cover us or our business downgrade our common stock or publish inaccurate or unfavorable research about us or our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or our business, or fail to publish reports on us or our business regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.

Public company requirements may strain our resources and divert management’s attention, which could adversely impact our ability to execute our strategy and harm operating results.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the NYSE MKT and other applicable securities rules and regulations, although the company plans to list on the OTCQB, it will adhere to the NYSE market guidelines for future growth possibilities. Despite recent reforms made possible by the Jumpstart Our Business Startups Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Securities Exchange Act of 1934 requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

While the members of our board of directors and our executive officers have substantial experience relevant to our business and experience with operations as a public company upon which you can base your prediction of our future success or failure in complying with public company requirements, the compliance costs and requirements may stretch the management team’s ability to focus on current business operations as opposed to a private company.

Furthermore, as a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If these claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of management and adversely affect our business, brand and reputation and results of operations.

Our new public company status and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the board of directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

Our certificate of incorporation, our bylaws and Nevada law contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of Nevada law (where we are incorporated), our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us or our business could be harmed, resulting in the decrease in value of our common stock.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in our internal controls. In addition, beginning with our annual report on Form 10-K for our fiscal year ending December 31, 2017 to be filed in 2018, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation, which process is time-consuming, costly and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an emerging growth company, which may be up to five full years following the date of this offering. Our compliance with Section 404 of the Sarbanes-Oxley Act will require us to incur substantial accounting expense and expend significant management efforts. If we are unable to comply with the requirements of Section 404 in a timely manner, or we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions.

Our ability to implement our business plan successfully and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new, operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors when required under Section 404 of the Sarbanes-Oxley Act. Moreover, we may not implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude, and, when required, our auditors were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of our inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements or omissions.

FINRA (“Financial Industry Regulatory Authority”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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Our common stock is a penny stock. Trading of our common stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If and until a liquid trading market does develop for our common stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock.

New Regulation Could Affect Our Business Negatively

Our business may become subject to additional future product certification regulations, which may impair our ability to market our products. We cannot assure you that our products will continue to meet potentially changing standards. The failure to comply with changing requirements could result in the recall of our products or in civil or criminal penalties.

Shareholder Mandates Would Alter the Company Status

In the future, our Articles of Incorporation and corporate structure could be changed by the vote of a majority of our shareholders. This may also impact the taxation of the company as well as the tax of any dividends or stock payments authorized to shareholders of record. Further, the company may become a target of a takeover and the results of which may not be predictable and as beneficial as other alternatives to our current shareholders.

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Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “smaller reporting company” as defined by the Securities and Exchange Act of 1934, and Regulation S-K, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company,” and “smaller reporting company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “Emerging Growth Company.” We will qualify as an “Emerging Growth Company” until the earliest of (1) the last day of our fiscal year following the fifth anniversary of the date of completion of this offering, (2) the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Proceeds Applied to General Corporate Purposes – Management Discretion

The proceeds of this Offering are for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on AII's management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering will result in AII achieving its financial and strategic objectives.

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USE OF PROCEEDS

We estimate, based upon an assumed initial public offering price of $2.00 per share, which is the price range per share estimate set forth on the cover page of this prospectus, we will receive net proceeds from this offering of approximately $3,600,000 (2,000,000 shares sold), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to obtain additional capital to support our operations, create a public market for our common stock and to facilitate future access to the public equity markets. We currently expect to use the net proceeds of this offering primarily to fund the commercialization and continued development of the products we currently hold in the Nutraceuticals markets and to acquire additional products that have been researched. We have not yet determined which if any acquisitions will be made. In addition, we will use the proceeds to build our sales team within that market. Further, we plan on using the proceeds to acquire commercial paper within our medical device division. Below are some of the ways we may utilize the funds:

●	Expansion of our sales and marketing activities, including hiring new sales representatives and a director of marketing within both divisions;

●	Research and development for new products and improvements to existing products;

●

Potential acquisition within our nutraceutical division;

Potential acquisition of commercial paper and new machines within our medical device division;

The remainder for working capital and other general corporate purposes.

The allocations set forth in the table below are the estimates of management as to how the net proceeds of this Offering will generally be allocated. There is no assurance that the estimates set forth below will correspond with the actual expenditures of AII during the next twelve months or thereafter, or that the results of this Offering and the allocations set forth below will be sufficient to maintain AII's operations following this Offering.

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USE OF PROCEEDS

Use	Use of Proceeds assuming:
	25% of the Offering is sold	50% of the Offering is sold	75% of the Offering is sold	100% of the Offering is sold
Corporate Development	$250,000	$600,000	$675,000	$792,000
Sales and Marketing	150,000	450,000	750,000	900,000
Research and Development	150,000	350,000	750,000	1,188,000
General Working Capital	350,000	400,000	525,000	720,000

Total Use of Proceeds	$900,000	$1,800,000	$2,700,000	$3,600,000

In addition, we may also use a portion of our net proceeds to acquire and invest in complementary products, technologies, services or businesses. The Company is exploring the possibility of reducing its reliance on third party manufacturers by bringing certain manufacturing, service and research and development functions in-house, which could include the acquisition of equipment and other fixed assets or the acquisition or lease of a manufacturing facility. However, we currently have no agreements or commitments to complete any such transactions nor are we involved in negotiations to do so.

Our expected use of net proceeds from this offering represents our current intentions based upon our plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus. As a result, management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Net proceeds from this Offering

In the offering contemplated herein, if all 2,000,000 shares are sold, proceeds of $4,000,000 dollars will be raised. The costs identified herein are estimated to be approximately Ten Percent (10%) of the total offering, or $400,000, resulting in net proceeds to the Company of approximately $3,600,000.

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OFFERING

Offering at $2.00 per share
Total Proceeds	4,000,000

Offering Expenses	(400,000)

Net Proceeds to the Company	3,600,000

Determination of Offering Price

We intend to register the shares of common stock offered herein and register our company as a fully reporting issuer, however, we may fail to do so.

After we complete this filing we intend to hire transfer agents, accountants, and consultants to assist us in the process of registering the common stock and potentially offer warrants, with the OTC marketplace. This process is time consuming, complicated and expensive. We may not be able to secure effectiveness before the Commission. If we do not successfully gain effectiveness for this Registration Statement, the common stock may not become liquid until such time as Rule 144 of the Securities Act is applicable. As such, investors may find it difficult to liquidate their investment or resell their securities. Additionally, if these shares are not successfully registered, no public market would exist for the shares.

Arbitrary Offering Price

The offering price of $2.00 per share was arbitrarily determined by AII and is unrelated to specific investment criteria, such as the assets or past results of AII’s operations. In determining the Offering price, AII considered such factors as the prospects, if any, of similar companies, the previous experience of management, AII's anticipated results of operations, and the likelihood of acceptance of this Offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Best Efforts Offering

This is a Best Efforts Offering. Arrestage is currently in the process of engaging an underwriter. Underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. Since no arrangements with underwriter currently exist there are currently no minimum purchase requirements.

The information in this prospect is not complete and may be changed. We may not sell these securities until the registration statement filed with securities and Exchange Commission is effective. These prospects are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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The common stock outstanding prior to the offering is based on 3,600,000 shares outstanding as of December 31, 2017 and December 31, 2016, and excludes the following as of such date:

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2017 and December 31, 2016:

●	on an actual basis; and

●	on a pro forma as adjusted basis to additionally give effect to issuance of 2,000,000 shares of our common stock in this offering at an assumed initial public offering price of $2.00 per share (the offering price range per share estimate set forth on the cover of this prospectus after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following information together with the information contained under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes appearing elsewhere in this prospectus.

Summary Balance Sheets

	As of December 31, 2017		As of December 31, 2016
	Actual	Pro Forma- 2,000,000 shares	Actual	Pro Forma- 2,000,000 shares
Balance sheet data:
Cash and cash equivalents	2,911	3,602,911	6,568	3,606,568
Working capital (deficit)	-76,396	3,523,604	-41,880	3,558,120
Total assets	18,162	3,618,162	15,068	3,615,068
Total liabilities	94,558	94,558	48,448	48,448
Stockholders (deficit)
Common stock, $0.001 par value – 30,000,000 shares authorized, 3,600,000 shares issued and outstanding at December 31, 2016.	3,600	5,600	3,600	5,600
Preferred Stock, $0.001 par value, 5,000,000 shares of preferred shares authorized, no shares of preferred stock issued and outstanding	0	0	0	0
Additional Paid In Capital	148,851	4,146,851	148,851	4,146,851
Accumulated Deficit	-228,847	-628,847	-185,831	-585,831
Total stockholders’ (deficit)	-76,396	3,523,604	-33,380	3,566,620
Total stockholders’ (deficit) and Liabilities	18,162	3,618,162	15,068	3,615,068

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The table set forth above is based on 3,600,000 shares of our common stock outstanding as of December 31, 2017 and December 31, 2016.

Each $1.00 increase (decrease) in the assumed initial public offering price of $2.00 per share, which is the estimated price set forth on the cover of this prospectus, would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1,800,000 assuming the shares offered by us are sold as set forth on the cover of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1.8 million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

Items 6 and 7

Dilution

In many cases, the present owners of each of the Company’s issued and outstanding securities acquired such securities at a cost less than that which the investors in this offering will pay. Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of securities of the Company or use of stock for payment in the future could result in further dilution.

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price in this offering per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after the consummation of this offering. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding. As of December 31, 2016, our net tangible book value was $(41,880) or $(0.01) per share of common stock, which represents the amount of our total tangible assets less total liabilities, divided by 3,600,000 shares outstanding at December 31, 2016. As of December 31, 2017, our net tangible book value was $(76,396) or $(0.02) per share of common stock, which represents the amount of our total tangible assets less total liabilities, divided by 3,600,000 shares outstanding at December 31, 2017.

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After giving effect to our sale of common stock in this offering at the initial public offering price of $2.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2017 would have been $3,523,604, or $0.63 per share based 5,600,000 shares of common stock issued and outstanding after the Offering. This represents an immediate and substantial dilution of $1.37 per share, or 68.54%, to new investors purchasing common stock in this offering. The following table illustrates this dilution per share:

Net Tangible Book Value
	As of December 31, 2017	Pro Forma December 31, 2017 (assuming 2,000,000 shares sold)	As of December 31, 2016	Pro Forma December 31, 2016 (assuming 2,000,000 shares sold)
Tangible Assets	18,162	3,618,162	6,568	3,606,568
Liabilities	94,558	94,558	48,448	48,448
Net Tangible Book Value	(76,396)	3,523,604	(41,880)	3,558,120
Shares Outstanding	3,600,000	5,600,000	3,600,000	5,600,000
Per Share value	(0.0212)	0.6292	(0.0116)	0.6400
Offering Price		2.0000		2.0000
Immediate Dilution		1.3708		1.3600
Dilution as a Percentage		0.6854		0.6823

Each $1.00 increase (decrease) in the assumed initial public offering price of $2.00 per share, which is the estimated price set forth on the cover of this prospectus, would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1,800,000 assuming the shares offered by us are sold as set forth on the cover of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1.8 million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2017, the differences between the number of shares of common stock purchased from us, the total price and the average price per share paid by existing stockholders and by the new investors in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed initial public offering price of $2.00 per share.

	Shares Purchased		Total Consideration		Avg. Price
	Number	As a %	Amount	As a %	per share
Existing Shareholders	3,600,000	64.29%	152,451	3.59%	$0.041
New Investors in this Offering	2,000,000	35.71%	4,000,000	96.41%	$2.000
Total	5,600,000	100.00%	4,148,750	100.00%	$0.741

The discussion and tables above are based on 3,600,000 shares of our common stock outstanding as of December 31, 2017

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PRINCIPAL STOCKHOLDERS

The following table sets forth information as of December 31, 2017 regarding the beneficial ownership of our common stock, giving effect to the Offering contemplated herein:

●	each person or group known by us to beneficially own our outstanding shares of common stock;

●	each of our named executive officers; with special notation to anyone owning over 5% of our common stock;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

The percentage of beneficial ownership is based on 3,600,000 shares of common stock outstanding prior to this offering after giving effect to our private placement offering, shares of common stock to be outstanding after the completion of this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock and shares of common stock to be outstanding after the completion of this offering, assuming exercise of the underwriters’ option to purchase additional shares of our common stock in full.

The address for each beneficial owner is c/o Arrestage International, Inc., Arrestage International, Inc., 20343 N. Hayden Road, Suite 101, Scottsdale, Arizona 85255, (480) 710.2229.

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Principal Shareholders

As of December 31, 2017

	Prior to Offering		After this offering (1)
	Number		Number
Name	of shares	AS a %	of shares	AS a %
5% Shareholders
The Shapiro Trust (2)	1,443,000	40.08%	1,443,000	25.77%
Crestrock Advisors (3)	1,143,000	31.75%	1,143,000	20.41%
The Demitra Trust (4)	300,000	8.33%	300,000	5.36%
Plum Mountain Trust (5)	300,000	8.33%	300,000	5.36%
Total 5% Shareholders	3,186,000	88.50%	3,186,000	56.89%
Officers and Directors
Gary Croft	100,000	2.78%	100,000	1.79%
Greg Washington	50,000	1.39%	50,000	0.89%
Kimberly Shapiro	50,000	1.39%	50,000	0.89%
Phillip Weisman	50,000	1.39%	50,000	0.89%
Total Officers and Directors	250,000	6.94%	250,000	4.46%
Total for 5% Shareholders and Officers and Directors	3,436,000	95.44%	3,436,000	61.36%
All Other Shareholders	164,000	4.56%	2,164,000	38.64%
Total Shareholders	3,600,000	100.00%	5,600,000	100.00%

(1)	after the Offering contemplated herein

(2)	Roy Shapiro, as director, is also a beneficiary of The Shapiro Trust

(3)	Directors Roy Shapiro and Phillip Nuciola, are principals of CrestRock Advisors

(4)	Denise Weisman, daughter of Director Phillip Weisman, is the beneficiary of The Demetra Trust.

(5)	Phillip Nuciola. President of Capital Markets, is the beneficiary of the Plum Mountain Trust.

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Item 8. Plan of Distribution/ Underwriters

PLAN OF DISTRIBUTION

Arrestage plans on utilizing the OTCQB market to list shares to the public. No exchange traded calls, puts, or warrants will be available at the outset of the offering.

Arrestage has not been previously required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. The prospects accompanying these securities defined and highlight all material risks relating to its issue.

Securities will be offered through the best-selling efforts of brokers or dealers, however, the company has no current plan of distribution or any such agreement currently in place. Thereby, the brokers or dealers participating in the offering, (if any), are currently unknown. Arrestage will sell shares for the duration of this offering at a fixed price.

To date, no commissions or finder’s fees of any kind have been paid to any person or entity, company will pay up to $400,000 in commissions for broker dealer fees.

Rather, Arrestage plans to offer securities to the public on the OTCQB exchange marketplace, and utilize passive market making transactions as permitted by Rule 103, of Regulation M. Such passive market making will express the direction of the company’s basic plan for grants, highlight basic goals attained, and explain the growth potential within the Sector in general. Arrestage will create share demand by generally expressing its corporate narrative and promised Board members involvement in its personal network.

As and if Arrestage determines it to be in the best long-term interests of the Company and its shareholders to engage Brokers or Dealers, such information will be immediately updated via amendment as required.

Item 9. Description of Securities to be Registered.

NRS 78.138  Directors and officers: Exercise of powers; performance of duties; presumptions and considerations; liability to corporation and stockholders.

1.	Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation.

2.	In performing their respective duties, directors and officers are entitled to rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by:

(a)	One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;

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(b)	Counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or

(c)	A committee on which the director or officer relying thereon does not serve, established in accordance with NRS 78.125, as to matters within the committee’s designated authority and matters on which the committee is reasonably believed to merit confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if the director or officer has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

3.	Directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

4.	Directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

(a)	The interests of the corporation’s employees, suppliers, creditors and customers;

(b)	The economy of the State and Nation;

(c)	The interests of the community and of society; and

(d)	The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

5.	Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the corporation as a dominant factor.

6.	The provisions of subsections 4 and 5 do not create or authorize any causes of action against the corporation or its directors or officers.

7.	Except as otherwise provided in:

NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

(b)	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(Added to NRS by 1991, 1184; A 1993, 951; 1999, 1580; 2001, 3171; 2003, 3084)

Listing

We have not applied to list our common stock on any exchange yet; however, plan on registering shares on the OTCQB market place, during the time our S-1 filing is taking place.

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Transfer agent and registrar

The transfer agent and registrar for our common stock will be V Stock Transfer Agent, 18 Lafayette Place, Woodmere, NY 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Based upon the number of shares outstanding as of December 31, 2017 we will have 5,600,000 shares of common stock outstanding upon the closing of the offering contemplated herein. All the shares of our common stock sold in this offering are freely tradable without restriction or further registration under the Securities Act, except for any such shares which may be held or acquired by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. The remaining shares of common stock will be “restricted securities,” as that term is defined in Rule 144. These restricted securities will be eligible for public sale only if they are registered under the Securities Act, or if they qualify for an exemption from registration, for example, under Rule 144.

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available and, after owning such shares for at least one year, would be entitled to sell an unlimited number of shares of our common stock without restriction. Our affiliates who have beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock on the during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a member who acquired shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

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Options

Following the date of this prospectus, we may file one or more registration statements on Form S-8 under the Securities Act to register the issuance of additional shares of common stock under any stock plans approved in the future. These registration statements will become effective upon filing. All of the shares issued or to be issued upon the exercise of stock options or settlement of other awards under our stock plans are or will be eligible for resale in the public market without restrictions, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements described below.

Lock-up agreements

Notwithstanding the foregoing, all of the holders of equity prior to this offering are obligated, subject to limited exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the 360-day lock-up period after the date of this prospectus without the prior written consent of the Board and disclosure to all shareholders in accord with this offering and shareholder rights provisions of Nevada law.

Warrants

As of the date of this Offering Document there are no outstanding warrants or Stock Incentive Plan warrants outstanding nor planned.

Options

As of the date of this Offering Document there are no outstanding options or Stock Incentive Plan options outstanding nor planned.

Registration Rights

As of the date of this Offering Document we have no registration rights agreements pending or planned.

Anti-Takeover Provisions

Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws to be effective upon the closing of this offering will provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, or our chief executive officer.

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Further, our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Nevada will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Nevada Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our Company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

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This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section of this prospectus entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

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Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

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Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Item 10. Interest of Named Experts and Counsel

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by the law office of Erica Loren Jozwiak, Esq. in connection with this offering.

EXPERTS

The audited financial statements in this prospectus and elsewhere in the registration statement have been so included in reliance upon the Audit report of Schumacher & Associates, Inc. CPA, 7931 S Broadway #314 Littleton, Colorado a member of the Public Company Accounting Oversight Board (PCAOB), upon the authority of said firm as experts in accounting and auditing for the Year Ended December 31, 2016. The audited financial statements in this prospectus and elsewhere in the registration statement have been so included in reliance upon the Audit report of BF Borgers CPA PC, 5400 W. Cedar Avenue, Lakewood, Colorado 80226 a member of the Public Company Accounting Oversight Board (PCAOB), upon the authority of said firm as experts in accounting and auditing for the Year Ended December 31, 2017.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to Arrestage International, Inc. and the shares of common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Corporate Information

Arrestage International, Inc., a Nevada Corporation, was formed on June 15, 2011, to develop an international licensing program whereby we will provide turnkey assistance with operations and support for distributors in the Skin Care and Anti-Aging arena, using our brand, custom formulas, trademark, Internet presence and proprietary marketing protocols. In addition to this, we plan to continue to develop these aspects of the business and potentially acquire complimentary products and services. Arrestage International intends to create a significant brand in the aesthetic skincare marketplace. The officers and directors of AII all have created, or participated in the marketing and development of branded products in this space.

The company intends to include a medical device rental program that plans to be Rolled up in to Arrestage. Arrestage plans to utilize this division purchase or secure medical devices such as MRI systems and various other diagnostic equipment. We plan our target market to be physician groups, clinics, rural hospitals, and insurance companies. Arrestage intends to obtain residual income from such rentals and would maintain a fully secured UCC-1 position on each piece of equipment.

Our principal executive offices are located at 20343 N. Hayden Road, STE 101, Scottsdale, Arizona 85255 and our telephone number is (480) 710.2229. Our website is located at  www.arrestageinternational.com . Our website, and the information on our website, is neither part of this prospectus nor incorporated by reference herein.

You may also request a copy of these filings, at no cost to you, by writing us at the following address:

Arrestage International, Inc.

20343 N. Hayden Road, Suite 101

Scottsdale, Arizona 85255

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Summary historical financial data

The tables below summarize our financial information for the periods indicated. We derived the financial information for the years ended December 31, 2017 and 2016 from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes. Our historical results are not necessarily indicative of the results to be expected in any future period.

Balance Sheets

	December 31, 2017	December 31, 2016

ASSETS
Current Assets
Cash In Bank	2,911	6,568
Prepaid Expenses	15,251	-
Total Current Assets	18,162	6,568

Other Assets
Trademark License'	50,000	50,000
Impairment-Trademark License	(50,000)	(50,000)
Prepaid Expenses	-	8,500
Total Other Assets	-	8,500

TOTAL ASSETS	18,162	15,068

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable-Related Party	62,152	18,390
Accrued Interest Payable	6,616	4,268
License Fee Payable	25,790	25,790
Total Current Liabilities	94,558	48,448

Total Liabilities	94,558	48,448

Stockholders' (Deficit)
Preferred Stock, $0.001 par value, 5,000,000 shares of preferred shares authorized, no shares of preferred stock outstanding.	-	-
Common Stock, $0.001 par value, 30,000,000 shares authorized, 3,600,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016	3,600	3,600
Additional Paid-in Capital	148,851	148,851
Accumulated Deficit	(228,847)	(185,831)

Total Stockholders' (Deficit)	(76,396)	(33,380)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	18,162	15,068

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Statements of Operations

	December 31, 2017	December 31, 2016
Revenues	-	-

Operating Expenses
Bank Charges	209	-
Professional and Legal Fees	26,424	26,000
Accounting and Bookkeeping Fees	14,035	2,500
Other Expenses	-	1,032

Total Operating Expenses	40,668	29,532

Other Expenses
Interest Expense	2,349	1,262

Total Expenses	43,016	30,794

Net (Loss)	(43,016)	(30,794)

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Net Tangible Book Value

	As of December 31, 2017	Pro Forma December 31, 2017 (assuming 2,000,000 shares sold)
Tangible Assets	18,162	3,618,162
Liabilities	94,558	94,558
Net Tangible Book Value	(76,396)	3,523,604
Shares Outstanding	3,600,000	5,600,000
Per Share value	(0.0212)	0.6292
Offering Price		2.0000
Immediate Dilution		1.3708
Dilution as a Percentage		0.6854

Each $1.00 increase (decrease) in the assumed initial public offering price of $2.00 per share, which is the estimated price set forth on the cover of this prospectus, would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1,800,000 assuming the shares offered by us are sold as set forth on the cover of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by approximately $1.8 million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

(1)	Pro forma and pro forma as adjusted information discussed above are unaudited and illustrative only.

(2)	Represents current assets less current liabilities.

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DIVIDEND POLICY

AII has not declared or paid any cash dividends on its capital stock since inception. AII intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell the Shares purchased in this Offering in order to realize a return on their investment, if any.

See “Risk Factors — We do not expect to pay any dividends on our common stock for the foreseeable future.” Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and covenants in our existing financing arrangements and any future financing arrangements.

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Items 11 and 12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the accompanying notes and other financial information appearing elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences include, but are not limited to, those identified below and those described under the heading “Risk Factors” appearing elsewhere in this prospectus.

Overview

We are a Company within the healthcare space. Specifically, we are in the Nutraceutical business that plans to distribute and holds formulations on skin care products as well as brand formulas, and other intellectual property. In addition, we plan to have a division that is a finance company that purchases and securitizes medical devises for periodic rental to end users. We plan to maintain a UCC-1 on the machines we purchase and provide full service plans and warranty options.

ARRESTAGE INTERNATIONAL, INC. (“AII” or the “Company”) a Nevada corporation, plans to develop an international licensing program whereby we plan to provide turnkey assistance with operations and support for distributors in the Skin Care and Anti-Aging arena, using our brand, custom formulas, trademark, internet presence and proprietary marketing protocols. In addition to this, we plan to continue to develop these aspects of the business and potentially acquire complimentary products and services. Arrestage International intends to create a significant brand in the aesthetic skincare marketplace. The officers and directors of AII all have created, or participated in the marketing and development of branded products in this space. AII plans to generate a licensing fee of 5-8% (or a higher rate the market may bear) of all revenues generated by future licensees.

AII plans to license full use of all intellectual property and formulas it currently possesses in all geographical regions and channels of distribution. AII plans to set itself apart from its competitors by providing clinically based sales materials that attract a more sophisticated consumer which may enable the licensee to increase their sales revenues with higher margins. Licensees will have access to the luminary panel, clinical and marketing training protocols, and collateral materials. Arrestage International plans to address an ever-increasing world demand for western culturally influenced aesthetic skin topical products, in addition to the increasing demand in US domestic and other western markets. AII seeks to license distribution organizations, in the US and Internationally, to market its proprietary brand of aesthetic dermal formulations and additional products that it may potentially acquire.

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The initial products have gone through clinical and behavioral testing and several reformulations as they strive to achieve a high acceptance status. This was obtained through market research and in house due diligence. The size of the aesthetic topical world market is approximately $7.4 billion. (KPMG market report 2016) Morningstar estimates a continued growth rate of 11% CAGR from 2016-2020. Due to the high margins, the major aesthetic device makers are attempting to enter this market as distributors. This may be a beneficial circumstance as it may enhance the valuation of AII and widen future exit possibilities.

Medical Device Rental Division

The Company plans to establish a medical device rental program that purchases or secures medical devices such as MRI systems and various other diagnostic equipment. Our target market will be physician groups, clinics, rural hospitals, and insurance companies. Arrestage intends to obtain residual income from such rentals and would maintain a fully secured UCC-1 position on each piece of equipment. To grow this division, Arrestage plans to aggressively market such services in this coming year. This function will help meet the expanding demand of medical systems due to the current healthcare trends. The United States market, the largest in the world, is expected to reach a value of $133 billion by 2016. Based on performance of the rental program sought to be rolled-into Arrestage, The Company anticipates a strong market presence within this lucrative sector of secured structured medical lending.

Acquisition of a Licensing Agreement

Effective June 22, 2011 Arrestage entered into an agreement to acquire an exclusive licensing agreement from Ann Shapiro. Ms. Ann Shapiro is the wife of one of the BOD members Dr. Roy Shapiro, so he had direct insight on this product line. This transaction was completed as a related party transaction with Arrestage. As part of the license agreement Arrestage agreed to pay $50,000 in three installments of unspecified amounts and on unspecified dates in exchange for consideration received. The license agreement expires in 2025.

“GRANT OF LICENSE. ALS owns Registered Trademark of Arrestage and cosmetic formulas ("ARRESTAGE MARK & FORMULAS"). In accordance with this Agreement, ALS grants All an exclusive license to sell the ARRESTAGE MARK & FORMULAS. ALS retains title and ownership of the ARRESTAGE MARK & FORMULAS.”

All rights other than those specifically granted herein to Licensee are reserved to Licensor, including, without limitation, Licensors right to continue to use the Licensed Property in any form, manner, and medium.

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Components of our results of operations

We plan to manage our business globally within two reportable segments, Nutraceutical Division and the Medical Device Rental Division, which is consistent with how our management reviews our business, prioritizes investment and resource allocation decisions and assesses operating performance.

Revenue

We anticipate that our revenues will relate to the sale and licensing of products and rental fees. Revenues for service contracts will be recognized in accordance with current accounting guidance.

Cost of sales

We anticipate that a significant portion of our costs of sales will be reliant on third-party manufacturers for the production and manufacturing of our main product. Cost of sales would likely consist primarily of manufacturing, procurement and shipping, overhead costs, direct material costs, direct labor, depreciation and amortization. We anticipate that a significant portion of our cost of sales will consist of costs paid to our third-party manufacturer.

Gross profit

We calculate gross profit as net revenue less cost of sales. Our gross profit will be affected by a variety of factors, licensing fees and charges, including production volumes, manufacturing costs, product reliability and the implementation over time of cost-reduction strategies. Our gross profit will likely fluctuate from quarter to quarter.

Selling and marketing

We plan to focus on two primary markets, private dermatology practices and products and rental revenue of our future device division in both private and hospital settings. We plan to employ a multi-tier sales strategy in an attempt to optimize geographic coverage and focus on what we perceive to be our key markets. This multi-tier sales model would use a direct sales force and would eventually add international dealers and distributors, and, to a lesser degree, regional independent sales representatives compensated on a commission-only basis.

General and administrative

General and administrative expenses were $29,532 in the year ended December 31, 2016. During 2017 General and Administrative Expenses increased by $11,136 to $40,668. Most of the increases in both periods were an increase in Legal and Professional fees readying the Company to file the S-1 Registration.

In the future, General and administrative expense, or G&A, will consist primarily of salaries, employee benefits, bonuses, and related costs for personnel who support our general operations such as executive management, information technology, finance, accounting and human resource functions, as well as legal and other professional fees. These fees are currently extremely low and we expect them to increase as operations ramp up. We expect the amount of G&A expenses to continue to increase for the foreseeable future as we will employ additional personnel and incur additional legal, accounting, insurance and other professional service fees associated with being a public company. We expect G&A expenses to continue to decrease as a percentage of net revenue if we are successful in growing the sales of our products, licensing, and rental of equipment.

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Research and development

We expect the amount of our research and development, or R&D, expense to increase as we continue to innovate and introduce new products and technologies. However, we anticipate that our R&D costs will decrease as a percentage of net revenues over time if we are successful growing the sales of our products.

Income taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company accounted for income taxes using the asset and liability method which required the Company to record deferred tax assets and liabilities for the differences between the financial statement and tax basis of assets and liabilities using the expected applicable future tax.

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Results of operations

STATEMENTS OF OPERATIONS

The accompanying footnotes are an integral part of these financial statements.

	December 31, 2017	December 31, 2016
Revenues	-	-

Operating Expenses
Bank Charges	209
Professional and Legal Fees	26,424	26,000
Accounting and Bookkeeping Fees	14,035	2,500
Other Expenses	-	1,032

Total Operating Expenses	40,668	29,532

Other Expenses
Interest Expense	2,349	1,262

Total Expenses	43,016	30,794

Net (Loss)	(43,016)	(30,794)

Seasonality

We do not believe our business to be seasonal in nature.

Liquidity and capital resources

Overview

As of December 31, 2017, we had cash and cash equivalents of $2,911 and an accumulated deficit of $(228,847) as compared to cash and cash equivalents of $6,568 and an accumulated deficit of $(185,831) as of December 31, 2016.

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Our liquidity position and capital requirements may be impacted by a number of factors, including the following:

●	our ability to generate and increase revenue;

●	fluctuations in gross margins, operating expenses and net loss; and

●	fluctuations in working capital.

Our primary short-term capital needs, which are subject to change, include expenditures related to:

●	Anticipated sales, marketing and distribution activities;

●	Anticipated expansion of our research and development activities;

●	Anticipated rental income

●	Maintenance of consistent ratios of costs to revenue

We regularly evaluate our cash requirements for current operations, commitments, capital requirements and business development transactions, and we may elect to raise additional funds for these purposes in the future.

We may need to raise additional funds to finance future cash needs through public or private equity offerings, debt financings, receivables or royalty financings or corporate collaboration and licensing arrangements. The covenants under our credit facilities limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

If we raise additional funds by issuing equity securities or convertible debt, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our products, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us.

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STOP 4.26.18 5:45

Cash flows

The following table provides a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2017	2016

Net Cash provided by (used in):
Operating Activities	(47,419)	(38,032)
Investing Activities	-	-
Financing Activities	43,762	44,310

Indebtedness

The following summary table sets forth all indebtedness of the Company, which consists of a Demand Note from a related party and a Royalty Fee Payable:

Note Payable

The Folowing is a summary of The Note Payable-Current

	2017			2016
	Principal	Interest payable	Total Due Upon Demand	Principal	Interest payable	Total Due Upon Demand

Unsecured Demand Note Payable to The Shapiro Trust, due mupon demand. The Note Payable is a multiple advance demand Note with a stated interest rate of 8%.	62,152	6,616	68,768	18,390	4,268	22,658

Current Portion	62,152	6,616	68,768	18,390	4,268	22,658

Long Term portion	-	-	-	-	-	-

Total	62,152	6,616	68,768	18,390	4,268	22,658

Royalty Fee Payable
The following is a summary of the Royalty Fee Payable

A Trademark Licenses Agreement was signed June 22, 2011 which calls for to Royalty Payments of $50,000 to be paid in three installments, with no interest, on or before the 15th day of the month for which the Royalty is due.	25,790	-	25,790	25,790	-	25,790

Current Portion	25,790	-	25,790	25,790	-	25,790

Long Term portion	-	-	-	-	-	-

Total	25,790	-	25,790	25,790	-	25,790

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Off-balance sheet arrangements

We do not have off-balance sheet financing arrangements that would have a material impact on our financial statements.

Critical accounting policies

This summary of significant accounting policies of Arrestage International, Inc. (the ”Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and footnotes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates by Management

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes cash in banks and highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the carrying amount of cash and cash equivalents approximates fair value.

Inventories

The Company had no inventory as of December 31, 2017 nor December 31, 2016, but may have inventories in the future. Inventories will consist of finished products held for re-sale.

Property and Equipment

The Company did not own any Property or Equipment as of December 31, 2017 nor December 31, 2016.

Intangible Assets

Goodwill and Intangible Assets—Intangible assets with finite useful lives are amortized while intangible assets with indefinite useful lives are not amortized. Amortizable intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Indefinite-lived intangible assets are tested annually for impairment and when events or changes in circumstances indicate the carrying value may not be recoverable. The appropriateness of the indefinite-life classification of non-amortizable intangible assets is also reviewed as part of the annual testing or when circumstances warrant a change to a finite life. The Company performs its annual impairment testing as of December 31 each year, which is the last day of the Company's fiscal year.

Intangible assets with indefinite useful lives (The Trademark License) are tested for impairment at the individual asset level by comparing the fair value of the indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment charge is recognized to reduce the carrying amount to fair value. Fair values of indefinite-lived intangible assets are estimated using discounted cash flow (“DCF”) models.

In using a DCF method of establishing a fair value, management must make certain assumptions as to the likelihood of having cash flow from operations in the future based on past performance and prospects of sales in the future. The Company has no history of sales and no orders pending. Therefore, it is not possible to determine an appropriate level of cash receipts from operations into the future. Based on this assumption, during 2014 management determined that the fair value of the Trademark License under Generally Accepted Accounting Principles was zero. Accordingly, the Company has chosen to write the carrying value of the Trademark license to zero as of December 31, 2014.

Fair Value of Financial Instruments.

The Company’s financial instruments include cash, accounts receivable, employee advances, due from related parties, prepaid expenses, development costs, deposits, accounts payable, credit cards payable, accrued expenses, and due to related parties. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

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Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Basis of Presentation-Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, as reflected in the accompanying financial statements, the Company has no operations, a net loss of ($43,016) for the year ended December 31, 2017, an accumulated deficit of ($228,847) as of December 31, 2017 and a working capital deficiency of ($76,396) and ($41,880) at December 31, 2017 and December 31, 2016 respectively. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

These financial statements are prepared on a going concern basis because the Directors, officers and significant shareholders have undertaken to provide continuing financial support so that the Company is able to pay its debts as and when they fall due. In addition, Management’s plans to ensure the Company continues as a going concern include the pay-down of outstanding debt of the Company and funding of future operations using proceeds from the revenues expected to be generated from the sale of products and services within acquired companies.

While the Company looks to acquire targeted acquisitions, adverse changes in market conditions or limits on the Company’s ability to obtain financing could limit the Company’s acquisition of such targets and the production, marketing and sale of products and services of the targeted acquisitions. The impact of such eventualities could influence future operations of the Company.

Revenue Recognition

Revenue will be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Arrestage is reviewing new revenue recognition policy guidance to determine appropriate revenue recognition for the future.

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Accounts Receivable

The Company will do business and extend credit to customers based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company will monitor exposure to credit losses and maintain allowances for anticipated losses considered necessary under the circumstances.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, “Accounting for Income Taxes.” The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2037, and is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws. With few exceptions, our income tax returns are no longer subject to Federal tax examinations by tax authorities for years before December 31, 2011.

The Company is subject to federal and state income tax. No provision for tax has been made at December 31, 2016, and 2015 as the Company had no taxable income for both periods. The following table reconciles the Company’s statutory tax rate to its effective tax rate as a percentage of income before income taxes:

	For the Years Ended December 31,
	2017	2016
U.S. statutory rate	34.0%	34.0%
Valuation allowance	-34.0%	-34.0%
Effective tax rate	0.0%	0.0%

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The components of the Company’s deferred income tax assets are set forth below:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit

December 31, 2017	$164,450	Various	$55,913	$55,913	$12,003	$-
December 31, 2016	$129,147	Various	$43,910	$43,910	$13,448	$-
December 31, 2015	$89,595	Various	$30,462	$30,462	$14,443	$-

Earnings per Share

Basic net income (loss) per share attributable to common stockholders is calculated by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding. There were no options or warrants outstanding at December 31, 2017 nor December 31, 2016. Diluted earnings per share is not shown for the periods in which the Company incurs a loss because it would be anti-dilutive.

Equity-Based Compensation

Pursuant to accounting guidance related to accounting for equity-based compensation, the Company is required to recognize all share-based payments to non-employees and employees in the financial statements based on fair values on the grant date. The Company has accounted for issuance of shares in accordance with the guidance, which requires the recognition of expense, based on grant-date fair values, over the service period.

Advertising Costs

Advertising and promotion expenses will be charged to expense as incurred. There was no Advertising and promotion expense included in selling expenses in the accompanying statements of operations.

Operating Leases

The Company had no operating leases for the periods ending December 31, 2017 and December 31, 2016.

JOBS Act

We qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, reduced disclosure obligations relating to the presentation of financial statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We have availed ourselves of the reduced reporting obligations and executive compensation disclosure in this prospectus, and expect to continue to avail ourselves of the reduced reporting obligations available to emerging growth companies in future filings. We have established the OSX rules “say or pay” within out charter attached per exhibit hereto.

In addition, an emerging growth company can delay its adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we plan to comply with any new or revised accounting standards on the relevant dates on which non-emerging growth companies must adopt such standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Recently issued accounting pronouncements

See our audited financial statements included elsewhere in this prospectus for a description of recently issued accounting pronouncements.

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BUSINESS

Overview

Arrestage International, Inc. is a Nevada Company within the nutraceutical and medical device rental space that plans to develop an international licensing program whereby we will provide turnkey assistance with operations and support for distributors in the Skin Care and Anti-Aging arena, using our brand, custom formulas, trademark, Internet presence and proprietary marketing protocols. In addition to this, we plan to continue to develop these aspects of the business and potentially acquire complementary products and services. Arrestage International intends to create a significant brand in the aesthetic skin care marketplace. The officers and directors of AII all have created, or participated in the marketing and development of branded products in this space. AII plans to generate a licensing fee of 5-8% (or a higher rate the market may bear) of all revenues generated by future licensees.

Arrestage international has a total of eight employees, two of which are full time. As the company's operations grow, it may add additional full-time employees within the next six months.

AII will license full use of all intellectual property and formulas of Arrestage Laboratories Corporation (“Arrestage Labs”), in all geographical regions and channels of distribution. Arrestage Labs was the company that formulated the products Arrestage International now licenses. Arrestage Labs is not a subsidiary, but rather an affiliated company as the principal, Kimberly Shapiro, is a current board member of Arrestage International. Also, Anne Shapiro is the wife of Roy Shapiro (a current board member of Arrestage). AII plans to set itself apart from its competitors by providing clinically based sales materials that attract a more sophisticated consumer which may enable the licensee to increase their sales revenues with higher margins. Licensees will have access to the luminary panel clinical and marketing training protocols and collateral materials. Arrestage International plans to address an ever-increasing world demand for western culturally influenced aesthetic skin topical products, in addition to the increasing demand in US domestic and other western markets. AII seeks to license distribution organizations, in the US and Internationally, to market its proprietary brand of aesthetic dermal formulations and additional products that it may potentially acquire.

During the next twelve months, Arrestage will expand its growth quickly. During the first two to three months, Arrestage will continue to utilize its intellectual property gained from its exclusive licensing and significant research and development for its board members luminary panel affiliation to best determine what products to have manufactured, when to release such products, and what geographical markets to re-launch such products.

Month three through eight will be used to launch products within those specific markets and to expand to other markets both foreign and domestic. During the same period, Arrestage will advance existing marketing efforts to revamp its market exposure. We will also, continue to attend industry seminars and speaking engagements and leverage our board of director’s cast industry experience by advanced industry networking.

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During months eight through twelve, Arrestage will work to close the business synergies it has been working on currently. The target companies it has been performing due diligence, may lead to partnerships or asset acquisitions. Due to Arrestage’s advanced work prior to this registration filing, the company anticipates such corporate actions time frame would be shortened to fit within the twelve-month time frame.

Funding during the next twelve months will be primarily from serviceable debt financing and if effective, capital market financing.

Company will be reliant on such debt financing, access to capital markets, or future revenues, since the company currently has no revenue.

The initial products have gone through clinical and behavioral testing and several reformulations to achieve the high acceptance status that they now hold. Due to the high margins, the major aesthetic device makers are attempting to enter this market as distributors. This may be a beneficial circumstance as it may enhance the valuation of AII and widen future exit possibilities.

The Company plans to establish a medical device rental program that purchases or secures medical devices such as MRI systems and various other diagnostic equipment. Our target market will be physician groups, clinics, rural hospitals, and insurance companies. Arrestage intends to obtain residual income from such rentals and would maintain a fully secured UCC-1 position on each piece of equipment. To grow this division, Arrestage plans to aggressively market such services in this coming year to help meet the expanding demand of medical systems due to the current healthcare trends. The United States market, the largest in the world, has reached a value of $133 billion in 2016. To date the group that the Company is planning to include in its business has accumulated a strong market presence within this lucrative sector of secured structured medical lending.

Industry overview

Nutraceutical Industry

Nutraceutical Classification is an industry that is rapidly growing, and it is unique because it requires the overlapping of two industries that are highly relied upon in today’s society: food and pharmaceuticals. Nutraceuticals are natural, bioactive chemical compounds that have health-promoting, disease-preventing or general medicinal properties. This category encompasses vitamins, minerals, herbal supplements, and certain animal products. This industry is becoming more popular to consumers both because greater self-awareness and diet education, but also because it incorporates preventative and curative care into everyday life through food, beverages, and supplements. The governmental support for this industry is positive worldwide, and in the United States some health insurances reimburse consumers for medical foods. This industry is largely dominated by a few companies, with the 5 top companies held over 50% of the market as of 2014. North America is expected to continue to lead this industry over this period (NA held 39.6% market share in 2014. Asia Pacific region held the second largest market share in 2014 with a significant growth rate. (source 2A)

●	The global nutraceuticals market was valued at US$165.62 billion in 2014 and is expected to reach US$278.96 billion by 2021, growing at a CAGR of 7.3% from 2015 to 2021. (2A)

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●	Revenue-functional food segment held the largest share in the global nutraceuticals market, accounting for 31.0% market share in 2014 and is expected to grow at a CAGR of 7.1% from 2015 to 2021. Functional beverage is 2nd and expected to grow at a CAGR of 7.4 % from 2015-2021. (2A)

●	Top companies=Cargill, Archer Daniels Midland Company, Royal DSM N.V, BASF SE, Nestle S.A., General Mills, Inc., etc. (2A)

●	The WHO predicts that by 2020 over 65 million people will have dementia and that the prevalence of other neurodegenerative brain diseases, like Alzheimer’s, is also increasing. (2B)

●	It is estimated that over 100 million people globally are effected by ‘gut health’ problems, and the prevalence is rising. (2B)

●	Cardiovascular disease (CVD) is significant. It is the number one cause of death globally. The risk of contracting CVD is associated with lifestyle choices including a poor diet. (2B)

●	The WHO estimate that 347 million people worldwide have diabetes. (2B)

●	Sales are predicted to reach US$250 billion by 2018. (2B)

Medical Device Rental Industry

Medical Equipment Rental is an industry that is expanding due to many factors in the health care industry. Professionally, many smaller businesses have found it much more cost effective to rent expensive equipment that they would normally have to refer patients to a larger facility to use. Rentals are creating greater accessibility to medical equipment in many places where there are not larger facilities close by. Rural areas that only have local access to small healthcare facilities could see specialized equipment that would not usually be available. Many medical professions that deal with varying, rare health issues, such as emergency clinics, pediatrics, physical therapists, and oncologists, in small or medium-sized facilities could have much more reliable access to this specialized equipment. Also, it is more convenient for patients to receive care and testing all in one location, and it streamlines the process of receiving test results when equipment can be found in house. Lastly, for larger medical facilities renting is beneficial for very specialized equipment that can be too expensive to purchase. Rentals allow the use of specialized equipment without undue burdens on a facility’s budget. Due to the constantly changing advances in medical technology many places do not have consistent access to the most helpful equipment. If rented, adjustments in technology would be much more feasible for tight facility budgets, and more locations could use the latest technology in the healthcare market.

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Our products and services

The services of the company which Arrestage plans to include, entails seeking viable markets for future machine rentals, specifically, pairing purchased machines with end users in the medical industries.

We plan to implement a growth strategy which anticipates seeking to generate our revenues through both internal organic growth and acquisition. With plans to developing in-house nutraceutical products and producing formulas, we anticipate we will be able to bring high quality products to market. As we anticipate building organic formulations, we also plan to aggressively partner with other product development companies to create, co-brand, and license products that are in high demand, such as topical pain management formulas.

In our medical device plan we intend on partnering with a medical device company in order to purchase and license scanning technology such as MRI, PET/CT scanners, and MRI machines. In such case, we will hold first position UCC-1 liens on such equipment and rent the machines to end users such as medical clinics, and rural hospitals.

Strategic Relationship

Our target roll-up has established a number of strategic relationships with insurance companies, providers, equipment manufacturers, and sales personnel to deepen and complement our platform and applications. These relationships include health care payers, consulting and implementation services provider and broader health care partners.

Sales and Marketing

Market I

Marketing the nutraceutical products will require that we utilize both our in-house personnel and our manufacturing partners (as the companies that have previously manufactured our products) and marketing agents. By continuing to grow and produce products that are in high demand, the potential for licensing deals is eminent. We have developed a full launch plan for our first two products that we will roll out, including editorial coverage, social media marketing, partnership with distribution centers, and sale of co-branding initiatives.

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Market II

Marketing for the Medical device sector will largely focus on third-party arrangements for direct sales and placement of machines. Principals of Arrestage have long standing relationships that have proven beneficial marketing this sector. As we grow and these multi-faceted relationships strengthen, capital availability and placement are anticipated to potentially scale quickly. These relationships and long-term knowledge of the industry could potentially create high barriers of entry for our competition.

Healthcare fraud and abuse

Management is familiar through management experience (as doctors and past positions as pharmaceutical sales), and well read on the issues dealing with Healthcare fraud and abuse. The US Department of Health and Human Services issued a new Health care fraud and abuse control program. The management of Arrestage has attended seminars that explain the new control program. Specifically, efforts to combat fraud were consolidated and strengthened under Public Law 104-191, the Health Insurance Portability and Accountability Act of 1996 (HIPAA). The Act established a comprehensive program to combat fraud committed against all health plans, both public and private. The legislation required the establishment of a national Health Care Fraud and Abuse Control Program (HCFAC), under the joint direction of the Attorney General and the Secretary of the Department of Health and Human Services (HHS) acting through the Department’s Inspector General (HHS/OIG).

Health information privacy

Arrestage takes all privacy matters very seriously. Although, it would be very rare and unanticipated for the Company to possess actual patient documentation or reports, management is educated on the Health Insurance Portability and Accountability Act, better known as HIPAA.

Facilities

Arrestage International has its headquarters in Scottsdale, Arizona, where we occupy an office that we also plan to use as a distribution center.

Legal proceedings

There are currently no pending or anticipated legal proceedings. We do not believe that there are any pending legal proceedings that are likely to have a material effect on our business, financial condition or results of operations.

Seasonality

We do not believe our business to be seasonal in nature.

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MANAGEMENT

The following table sets forth the name, age, and position of the individuals who currently serve as executive officers and directors of Arrestage International, Inc. The following also includes certain information regarding our directors’ and officers’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position	Period of Service
Kimberly Shapiro	27	Chairman and Director	Since Inception
Gary Croft	51	Chief Executive Officer and Director	Since Inception
Philip Nuciola	45	President of Capital Markets	August 1, 2014
Greg Van Washington	75	Executive Vice President/ Director of Marketing	Since Inception
Philip Weisman	76	Director	Since Inception
Roy Shapiro	63	Director	Since Inception

Kimberly Shapiro- Chairman and Director

Ms. Shapiro has been in the Staffing and Recruiting industry for the past three years. She previously had focused on a career in financial services and investments with Northwest Mutual Life. She worked in the Cosmetic and Beauty industry with various positions in retail, wholesale as well as Salon services businesses before graduating from California State University in Long Beach. After obtaining her Bachelor of Arts degree in Communications and Business Marketing, Ms. Shapiro was involved in the early developmental stages and clinical trials of Arrestage Laboratories’ formulations branding model.

During the past five years, Ms. Shapiro has been in management for Randstad in Irvine, California. Prior to that, Ms. Shapiro focused on financial services management at Northwest Mutual Life. Neither Randstad nor Northwest Mutual Life is affiliated with Arrestage in any way.

Dr. Roy Shapiro- Director

Dr. Shapiro has worked in diagnostic radiology, and is an expert in aesthetic procedures using lasers and intense light sources. He is also the co-founder of Hi-Tech Medical Lasers, one of the first Carbon Dioxide Laser companies to manufacture and market hand held, air-cooled lasers which was sold to Pfizer. Subsequently, Dr. Shapiro formed Lakes Imaging Centers, which built and acquired 15 Diagnostic Imaging Centers operating in eight states and sold them to MedPartners and a private equity firm. He has also been acting in an advisory capacity in medical technology to Wharton Private Equity Fund, Westwood Advisors, ShapiroGroup Aesthetics LLC and CLRS Technology, and has served on the Board of Directors of HealthMed Services LTD, a public company. Dr. Shapiro currently sits on the board of an investment firm that invests in technology transfers to developing countries.

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He has over 20 years of experience creating financial models and managing transition teams. Dr. Shapiro has overseen strategic planning and sales expansion of the medical/healthcare businesses and has played a role in a wide range of executive management experiences in private and public sectors. In 1997 he constructed one of the earliest platforms for a Medical Diagnostic Service Enterprise and helped launch an HIPAA compliance and Image storage/forward software company. Dr. Shapiro also specializes in: aesthetic medicine, medical devices, clinic management, imaging center development, healthcare investing, anti-aging telemedicine/teleradiology, venture capital & investment banking. Mr. Shapiro is also a collaborator and officer of CrestRock Advisors, Inc. (“CrestRock”). CrestRock is located at 20843 N. Hayden Road, Suite 105-193 in Scottsdale, Arizona 85255. CrestRock is a structured finance consulting firm. CrestRock is an affiliate of the offering due to the fact it owns shares of Arrestage.

Gary Croft- Chief Executive Officer and Director

Mr. Croft brings over 26 years of experience in dermatology and aesthetics commercialization to Arrestage International, as well as worldwide business development and leadership skills. Before joining Arrestage International, he was Vice President of Aesthetics at Merz Pharmaceuticals and more recently, President at The Aesthetics Group, an aesthetics and dermatology consulting company focused on business planning and marketing services. Mr. Croft led the Sales organization for OrthoNeutrogena Aesthetics (Johnson and Johnson) in the U.S. and Canada and has held a variety of positions in Sales, Marketing, New Product Development and Business Development with Medicis, GlaxoSmithKline and Aventis from 1985 through 2004. Mr. Croft holds a Bachelor of Arts in Economics from the University of East Anglia. Mr. Croft is the Principal, President, and CEO of Yorkshire Square Craft Brewery Based in Los Angeles, California since 2015. Yorkshire Square Craft Brewery is located at 1109 Van Ness Ave., in Torrance, California 90501.

Mr. Croft is also the Principal of a Los Angeles based Healthcare consulting firm called The Aesthetics Group that specializes in aesthetics and skincare sales, marketing and business development. The Aesthetics Group started in January of 2099 and still operates today. Neither Yorkshire Square or The Aesthetics Group is affiliated with Arrestage International in any way.

Phillip Nuciola- President of Capital Markets

As Director Product Development Mr. Nuciola is responsible for determining which projects make it to final review for inclusion at CrestRock Advisors Portfolio Projects. Phil also serves as Chairman of CrestRock Advisors Portfolio Projects selection committee.

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Before becoming the Director of Product Development for CrestRock Advisors. Phil served as Chairman of the Board CRMI, a publicly traded Energy company. During Mr. Nuciola’s tenure the company grew from 1.5 million in assets and 4 million in debt to 14 million in assets and 2 million of debt. Mr. Nuciola has organized resources, structured and financed numerous Initial Public Offerings and private placements over his 18-year career as a Stockbroker holding a series 7 & 63 licensees. Mr. Nuciola maintained senior positions at Cornerstone Partners, Kingsman Capital and later with American Freedom Securities. His total assets under management approached half a billion dollars. Mr. Nuciola was born and raised in New York City; he attended the University of Rochester.

Mr. Nuciola is a product development advisor for CrestRock Advisors, Inc. CrestRock Advisors is a structure financial consultant firm and is affiliated with Arrestage by owning shares in the company. Prior to his tenure at CrestRock Mr. nuciola was Chairman of the Board and President of capital markets for Core Resource Management, Inc. Core Resource Management, Inc. is an oil and gas finance company located in Scottsdale, Arizona.

Greg Washington- Executive Vice President/ Director of Marketing

Mr. Washington brings over 40 years of experience in cosmetic surgery marketing to Arrestage International, as well as international consumer marketing expertise. Before joining Arrestage International, he was President and Chief Executive Officer of Patients Unlimited Marketing Consultants, a full-service agency specializing in international cosmetic surgery practice marketing and consultation closure techniques. He has been a requested speaker and frequent writer for the Societies of Plastic Surgeons, Facial Plastic Surgeons, Dermatologists and Ophthalmologists in the United States and Europe for almost 25 years. Over the past five years and prior to joining Arrestage, Mr. Washington was Chief Executive Officer of Patients Unlimited Marketing Consultants as a Cosmetic Surgery Consultant.

Patients Cosmetic Surgery Consultant is a company that specializes in consulting on new plastic surgery techniques and products. Patients Cosmetic Surgery Consultants is not affiliated with Arrestage in any way.

Philip Weisman- Director

Mr. Weisman has served on Board of Directors for five years and was Chairman of the Board for two years at Goodwill Industries. Philip was President of Fieldstone Investment Inc. a Real Estate Developer and Corporate Broker where he built and operated three profitable Self-Storage Facilities. Mr. Weisman was President of Greystone Mortgage Inc. who managed and operated offices located in Nevada, Colorado, Montana and Oregon. At the Riviera Hotel and Casino in Las Vegas, Nevada, Mr. Weisman was Vice President and held the Key Man Gaming license for the property. As President of Cellular City, he was the reseller of cellular minutes to conventioneers in Chicago and Las Vegas. The Company held exclusive cellular phone rental agreements. While President of World Wide Communications, the company achieved revenues of over $20,000,000 in consulting and resale of AT&T long distance network. From 1975 to 1986 he was President of World Wide Computer and Communications a $15,000,000 company responsible for Consulting and facilities management for major clients such as Schenley Industries, Culligan and other Rapid American subsidiaries of a multi-billion-dollar conglomerate. During the past five years in addition to being on the Board of Directors for Arrestage, Mr. Weisman has been the President of a Nevada based real estate development firm, Fieldstone Investment, Inc. Fieldstone has no affiliation with Arrestage International.

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Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2017, and December 31, 2016, certain information regarding the compensation earned by the Company’s named executive officers. Information for December 31, 2017 is unaudited.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Total Compensation
Gary Croft, CEO	2017	0	0
	2016	0	0

Kimberly Shapiro, Vice Chairman	2017	0	0
	2016	0	0

Phillip Nuciola, President of Capital Markets	2017	0	0
	2016	0	0

Greg Van Washington	2017	0	0
	2016	0	0

Employment Agreements

The Company has no employment agreements with its executive officers., and no salaries are being accrued.

Board of directors and committees

It is anticipated that salaries for the Board of Directors will be, if any, de minimis, and have not yet been determined. Currently there is no direct compensation for participating on the Company board. The Company will not pay bonuses to Board Members solely for their roles on the Board. No bonuses have been paid to date. In addition, management’s base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by the management of the Company.

Our Board of Directors will serve until the next annual meeting of the stockholders and until successors are duly elected and qualified, unless earlier removed as provided in the Company’s Corporate Bylaws. Executive officers serve at the pleasure of the Board of Directors.

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Audit committee

The Company will grow its Audit committee from its current members of Dr. Roy Shapiro- Chairman and Mr. Larry Barken. Each member of the audit committee will meet the definition of “independent director” for purposes of the listed market rules (we will add specifics when determined our listing) and the independence requirements of Rule 10A-3 under the Exchange Act. We also believe that Mr. Philip Weisman qualifies as an “audit committee financial expert” under SEC rules.

Our audit committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters; and

●	reviewing and approving related person transactions.

Our board of directors anticipates that it will adopt a new written charter for the audit committee to become effective upon listing on the exchange. Such information will be available on our website.

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Compensation committee

The Company will grow its Compensation committee from its current member Mr. Nuciola. Our board of directors has affirmatively determined that it will elect two members of the compensation committee that will meet the heightened definition of “independent director” for purposes of the rules applicable to members of the compensation committee, and the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The compensation committee will be responsible for, among other matters:

●	annually reviewing and approving our goals and objectives for executive compensation;

●	annually reviewing and approving for the chief executive officer and other executive officers (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites;

●	reviewing and approving employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

●	making recommendations and reports to the board of directors concerning matters of executive compensation;

●	reviewing compensation plans, programs and policies;

●	handling such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

Nominating and corporate governance committee

Mr. Gary Croft currently heads our nominating and corporate governance committee. Members of such committee will be listed on our web site before the Company becomes exchange traded. Currently the charter for such committee calls for responsibilities listed below.

The nominating and corporate governance committee will be responsible for, among other matters:

●	identifying the requisite skills and characteristics to be found in individuals qualified to serve as members of the board of directors;

●	conducting inquiries into the background and qualifications of possible candidates;

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●	recruiting of qualified candidates for membership on the board of directors;

●	recommending for selection by the board of directors, (1) nominees to the board of directors and (2) committee members for each committee of the board of directors;

●	overseeing the corporate governance of the company;

●	evaluating the performance of the committee and its charter on an annual basis;

●	handling such other matters that are specifically delegated to the nominating and corporate governance committee by the board of directors from time to time.

Our board of directors adopted a new written charter for the nominating and corporate governance committee effective prior to the closing of this offering, which will be available on our website.

Role of the board in risk oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The nominating and corporate governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our nominating and corporate governance committee is also responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our board of directors and its committees. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our audit committee periodically reviews the general process for the oversight of risk management by our board of directors.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Since 2015, our named executive officers, or NEOs, were:

Mr. Phillip Nuciola III, President of Capital Markets;

Mr. Gary Croft, Chief Executive Officer and Director.

Mr. Phillip Weisman, Director

Ms. Kimberly Shapiro, Vice-chairman and Director

Dr Roy Shapiro, Director

Dr. Greg Washington, Executive Vice President, Director of Marketing

Currently, no members of Arrestage International collect salary or are anticipated to do so in the near future. However, after the near-term when Arrestage decides to provide salaries, the compensation committee will be responsible for determining the compensation of the executive officers. As details become available as to the eventual hiring process, the Company will make a material disclosure and amend any prior filing, if necessary. The objective of our compensation program is to provide a total compensation package to each named executive officer that will enable us to attract, motivate and retain outstanding individuals, reward named executive officers for performance and align the financial interests of each named executive officer with the interests of our stockholders to encourage each named executive officer to contribute to our long-term performance and success.

The compensation program for our named executive officers consists of the following elements: base salary; performance-based discretionary cash bonus; equity-based incentive compensation; and severance and change-in-control benefits.

Our compensation committee, with input from the board, determines the compensation for our named executive officers. After completion of this offering, as company growth permits, we will have an independent compensation committee that meets the enhanced independence standards applicable to compensation committees and that will be responsible for determining the compensation for our named executive officers and administering our equity compensation plans and awards. We do not anticipate executive salaries in the near future.

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Employment arrangements and agreements

We have not entered into written employment agreements with the named executive officers. Eventually, as hired, these agreements will be negotiated on an arms-length basis and establish the key elements of compensation.

Performance-based cash bonus compensation

It is anticipated that our executive compensation program will include an annual performance-based discretionary cash bonus. Our board of directors along with the compensation committee will approve the terms and conditions of these awards on an annual basis.

Benefits and Perquisites

We will offer health and welfare benefits and life insurance to our named executive officers on the same basis that these benefits are offered to our other eligible employees, except that we pay the employee contribution toward the cost of health insurance for our named executive officers and we will provide our named executive officers the opportunity for an executive physical. We will offer a 401(k) plan to all eligible employees.

Summary compensation table

The financial statement sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for the fiscal year ended December 31, 2016 calculated in accordance with SEC rules and regulations.

Since there has been no compensation for any executives, no disclosure is necessary at this time.

Outstanding equity awards at fiscal year-end

We have not entered into written employment agreements with the named executive officers. Eventually, as hired, these agreements will be negotiated on an arms-length basis and establish the key elements of compensation.

Director compensation

In 2015 and 2016, we did not pay any cash fees or grant any equity or equity-based awards to our directors in connection with their service on our board of directors and currently do not pay for such service. We are considering adopting a small compensation program for non-employee directors following the closing of our initial public offering.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information as of December 2017 regarding the beneficial ownership of our common stock:

●	each person or group known by us to beneficially owns more than 5% of our outstanding shares of common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

The percentage of beneficial ownership is based on 3,600,000 shares of common stock outstanding prior to this offering, shares of common stock to be outstanding after the completion of this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock and shares of common stock to be outstanding after the completion of this offering, assuming exercise of the underwriters’ option to purchase additional shares of our common stock in full.

The address for each beneficial owner is

c/o Arrestage International, Inc., 20343 N. Hayden Road, Suite 101

Scottsdale, Arizona 85255

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Principal Stockholders

	Prior to Offering		After this offering (1)
	Number		Number
Name	of shares	AS a %	of shares	AS a %
5% Shareholders
The Shapiro Trust (2)	1,443,000	40.08%	1,443,000	25.77%
CrestRock Advisors (3)	1,143,000	31.75%	1,143,000	20.41%
The Demitra Trust (4)	300,000	8.33%	300,000	5.36%
Plum Mountain Trust (5)	300,000	8.33%	300,000	5.36%
Total 5% Shareholders	3,186,000	88.50%	3,186,000	56.89%
Officers and Directors
Gary Croft	100,000	2.78%	100,000	1.79%
Greg Washington	50,000	1.39%	50,000	0.89%
Kimberly Shapiro	50,000	1.39%	50,000	0.89%
Phillip Weisman	50,000	1.39%	50,000	0.89%
Total Officers and Directors	250,000	6.94%	250,000	4.46%
Total for 5% Shareholders and Officers and Directors	3,436,000	95.44%	3,436,000	61.36%
All Other Shareholders	164,000	4.56%	2,164,000	38.64%
Total Shareholders	3,600,000	100.00%	5,600,000	100.00%

(1)	After the Offering contemplated herein
(2)	Roy Shapiro, as director, is also a beneficiary of The Shapiro Trust
(3)	Roy Shapiro and Phillip Nuciola, directors, are principals of CrestRock Advisors
(4)	Denise Weisman, daughter of Director Phillip Weisman, is the beneficiary of The Demetra Trust
(5)	Phillip Nuciola, President of Capital Markets, is the beneficiary of the Plum MountainTrust

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to the completion of this offering, we expect to adopt a written policy on transactions with related persons. Under SEC rules, a related person is an officer, director, nominee for director or beneficial owner of more than 5% of any class of our voting securities (our 5% Security Holders) or an immediate family member of any of the foregoing. Pursuant to our related party transaction written policy, directors (including director nominees), executive officers and employees will be required to report any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and our interests, regardless of the amount involved.

The audit committee of the board of directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the board of directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. In the course of its review and approval of related party transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Our audit committee will approve only those transactions that it determines are in our best interest. In particular, our policy on related party transactions will require our audit committee to consider, among other factors it deems appropriate:

●	whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

●	the extent of the related party’s interest in the transaction.

Pursuant to our policy on related party transactions, our audit committee will identify the following categories of transactions as deemed to be preapproved by the audit committee, even if the aggregate amount involved is less than (i) $120,000 or (ii) one percent of the Company’s average assets as of the last day of the Company’s two most recent fiscal years:

●	our employment of any executive officer or compensation paid by us to any executive officer if our compensation committee approved (or recommended that our board of directors approve) such compensation;

●	any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

●	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $100,000, or 2% of that company’s total annual net product revenues;

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●	any charitable contribution, grant or endowment made by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000, or 2% of the charitable organization’s total annual receipts;

●	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis;

●	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

●	any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

●	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, our code of business conduct and ethics, which will become effective upon our corporate conversion, requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Other than compensation agreements and other arrangements which are described under “Executive and Director Compensation” and the transactions described below, since inception there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $82,890 (our current threshold for reporting related party transactions) and in which any related person had or will have a direct or indirect material interest.

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Limitation of liability and indemnification

As permitted by Nevada law, we adopted provisions in our certificate of incorporation, which will be effective as of the closing date of this offering, that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Nevada law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Nevada law as so amended.

As permitted by Nevada law, our certificate of incorporation or bylaws, as applicable, that will be effective as of the closing date of this offering also provide that:

●	we will indemnify our directors and officers to the fullest extent permitted by law; and

●	we will advance expenses to our directors and officers in connection with legal proceedings in connection with a legal proceeding for which indemnification is required.

Pursuant to Nevada law, we may, by action of our board of directors, also indemnify our other employees and other agents to the same extent that we may indemnify our officers and directors. We anticipate entering into indemnification agreements with our directors and officers to provide such officers and directors with additional contractual assurances regarding the scope of their indemnification. We expect that each of these indemnification agreements will provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his capacity as a director or officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. We expect that each of these indemnification agreements will provide that in the event that we do not assume the defense of a claim against a director or officer, we will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.

We also intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

See Exhibit 10.5.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, as well as the relevant portions of the Nevada General Corporation Law chapter 78, or the NRS (Nevada Revised Statutes).

Description of Capital Stock

The Company has two classes of authorized capital stock: Common Stock and Preferred Stock. Both were authorized June 22, 2011and both have a par value of $0.001. The holders of Common Stock are entitled to one vote per share. Rights and Preferences for the Preferred Stock will be determined by the Board of Directors prior to issuance of any Preferred Stock.

Common stock

All right fully defined in corporate bylaws attached hereto as exhibit.

General .  Our certificate of incorporation authorizes the issuance of up to 30,000,000 shares of our common stock and 5,000,000 preferred shares and there were 3,600,000 shares of our common stock outstanding, as of December 31, 2017 and December 31, 2016. Following the issuance of shares contemplated herein 5,600,000 shares of common stock will be outstanding.

Preferred stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of our Preferred Stock. As of December 31, 2016, and December 31, 2017, no shares of preferred stock were outstanding. Our certificate of incorporation permits our board of directors to issue preferred stock from time to time in one or more classes or series. The board also may fix the relative rights and preferences of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

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Voting rights

(a)	Except as otherwise provided by law, the Article of Incorporation, or the Corporate Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of Stockholders at which a quorum is present, shall be the act of the Stockholders of the Corporation.

(b)	Except as otherwise provided by statute, the Certificate of Incorporation, or the Corporate Bylaws, at each meeting of Stockholders, each Stockholder of the Corporation entitles to vote thereat, shall be the act of the Stockholders of the Corporation.

(c)	Where appropriate communication facilities are reasonably available, any or all Stockholders shall have the right to participate in any Stockholders’ meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Dividend rights

Dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation’s Stockholders or to the Stockholders of one or more classes or series.

Other matters

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock. Holders of common stock will have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions will be applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Annual Meetings

The annual meeting of the Stockholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Special Meetings

Special meetings of the Stockholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

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Election, qualification,

(a)	The first Board of Directors and all subsequent Boards of the Corporation shall consist of not less than 1 nor more than 10, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or Stockholders all have the power, in the interim between annual and special meetings of the Stockholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a Stockholder of the Corporation unless the Certificate of Incorporation of the Corporation or the Bylaws so require.

(b)	Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual Stockholders’ meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of Stockholders, by the holders of shares entitled to vote in the election.

(c)	The first Board of Directors shall hold office until the first meeting of Stockholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of Stockholders and shall hold office until the annual meeting of the Stockholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one – fourth in number of Directors of the Corporation are elected at each annual Stockholders’ meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written or verbal notice of such resignation of the Corporation.

(d)	All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of the individual Directors of classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to a majority or other proportion of the voting power of all the Directors of classes of Directors, as may be required by the Articles of Incorporation.

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Removal

Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the Stockholders entitled to vote thereon, at a special meeting of the Stockholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of Stockholders, only the Stockholders of that voting group may participate in the vote to remove that Director.

Other matters.

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock. Holders of common stock will have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions will be applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Nevada Law

The provisions of the NRS and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. According to the NRS, Directors may resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interest of the corporation:

(a) Upon consideration of the interests of the corporation’s stockholders or any of the matters set forth in subsection 4 of NRS 78.138; or

(b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor to the property of either may become subject, in connection with the change or potential change, provides reasonable grounds to believe that, within a reasonable time to make a determination.

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Limitation of liability and indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	Sections under the NRS that account for liability due to intention misconduct, per the regulations listed below infra.

●	for any transaction from which the director derived any improper personal benefit.

Listing

We are applying to list our common stock on the OTCQB market.

Transfer agent and registrar

The transfer agent and registrar for our common stock will be V Stock Transfer Agent, 18 Lafayette Place, Woodmere, NY 11598.

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UNDERWRITING

Arrestage plans on utilizing the OTCQB market to list shares to the public. No exchange traded calls, puts, or warrants will be available at the outset of the offering.

Arrestage has not been previously required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. The prospects accompanying these securities defined and highlight all material risks relating to its issue.

Securities may be offered through the selling efforts of brokers or dealers; however, the company has no current plan of distribution or any such agreement currently in place. Thereby, the brokers or dealers participating in the offering, (if any), are currently unknown.

No commissions or finders’ fees of any kind have been paid to any person or entity, and although no such arrangement is expected, any such future arrangement will be disclosed by amendment.

Rather, Arrestage plans to offer securities to the public on the OTCQB exchange marketplace, and utilize passive market making transactions as permitted by Rule 103, of Regulation M. Such passive market making will express the direction of the company’s basic plan for grants, highlight basic goals attained, and explain the growth potential within the Sector in general. Arrestage will create share demand by generally expressing its corporate narrative and promised Board members involvement in its personal network.

As and if Arrestage determines it to in in the best long-term interests of the Company and its shareholders to engage Brokers or Dealers, such information will be immediately updated via amendment as required.

Name of Underwriter	Number of Shares
NAME OF PERSON OR FIRM
N/A at this time
Description of terms

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Discounts and Commissions

No Discounts or Commissions have been promised or allocated.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Share		Without Over-Allotment	With Over-Allotment
Public offering price		$2.00
Underwriting discounts and commissions	$
Non-accountable expense allowance (1)	$
Proceeds, before expenses, to us	$

Lock-Up Agreements

Notwithstanding the foregoing, all of the holders of equity prior to this offering have agreed, subject to limited exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the 360-day lock-up period after the date of this prospectus without the prior written consent of the Board and disclosure to all shareholders in accord with this offering and shareholder rights provisions of Nevada law.

Passive market making

In connection with this offering, we may allow underwriters and the selling group members to engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

No other underwriting relationships exist at this time.

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Offer Restrictions Outside the U.S.

Other than in the U.S., no action has been taken by us or any of our affiliates that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Disclosure necessary for Foreign Jurisdictional security sales:

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock under this prospectus is only made to persons to whom it is lawful to offer the common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

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China

The information in this document does not constitute a public offer of the common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of Arrestage International, Inc. or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by Arrestage International, Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Arab Emirates

Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Arrestage International, Inc. received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by Arrestage International, Inc.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to Arrestage International, Inc.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

98

LEGAL MATTERS

There are no outstanding or pending material legal matters in which the Company is a Plaintiff or Defendant at this time.

The law office of Erica Loren Jozwiak Esq. have reviewed this offering and performed diligence of any potential legal threats.

99

EXPERTS

The financial statements of Arrestage International, Inc. as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been included herein and in the registration statement in reliance upon the report of Schumacher & Associates, Inc. CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing for the Year ended December 31, 2016, and in reliance upon the report of BF Borgers CPA PC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing for the Year ended December 31, 2017,

WHERE YOU CAN FIND MORE INFORMATION

In addition, to this registration statement and as a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file annual, quarterly and current reports and other information with the SEC. Our SEC filings, including the registration statement on Form S-1 and all filed exhibits and schedules thereto, are available to the public on the SEC’s website at http://www.sec.gov . To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at http://www.sec.gov , send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

100

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Arrestage International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Arrestage International, Inc. (the "Company") as of December 31, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

May 10, 2018

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Arrestage International, Inc.

We have audited the accompanying balance sheet of Arrestage International, Inc., as of December 31, 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrestage International, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has no operations, has recurring losses, and has negative working capital and stockholders’ deficits at December 31, 2016, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SCHUMACHER & ASSOCIATES, INC.

Littleton, Colorado
May 10, 2018

F-3

DECEMBER 31, 2017 FINANCIAL STATEMENTS

ARRESTAGE INTERNATIONAL, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2017 AND DECEMBER 31, 2016

	December 31, 2017	December 31, 2016

ASSETS
Current Assets
Cash In Bank	2,911	6,568
Prepaid Expenses	15,251	-
Total Current Assets	18,162	6,568

Other Assets
Trademark License'	50,000	50,000
Impairment-Trademark License	(50,000)	(50,000)
Prepaid Expenses	-	8,500
Total Other Assets	-	8,500

TOTAL ASSETS	18,162	15,068

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Notes Payable-Related Party	62,152	18,390
Accrued Interest Payable	6,616	4,268
License Fee Payable	25,790	25,790
Total Current Liabilities	94,558	48,448

Total Liabilities	94,558	48,448

Stockholders' (Deficit)
Preferred Stock, $0.001 par value, 5,000,000 shares of preferred shares authorized, no shares of preferred stock outstanding.	-	-
Common Stock, $0.001 par value, 30,000,000 shares authorized, 3,600,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016	3,600	3,600
Additional Paid-in Capital	148,851	148,851
Accumulated Deficit	(228,847)	(185,831)

Total Stockholders' (Deficit)	(76,396)	(33,380)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	18,162	15,068

The accompanying notes are an integral part of these financial statements

F-4

ARRESTAGE INTERNATIONAL, INC.

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

	December 31, 2017	December 31, 2016
Revenues	-	-

Operating Expenses
Bank Charges	209	-
Professional and Legal Fees	26,424	26,000
Accounting and Bookkeeping Fees	14,035	2,500
Other Expenses	-	1,032

Total Operating Expenses	40,668	29,532

Other Expenses
Interest Expense	2,349	1,262

Total Expenses	43,016	30,794

Net (Loss)	(43,016)	(30,794)

Per Share	$(0.01)	$(0.01)
Weighted Average number of shares outstanding	3,600,000	3,553,750

The accompanying notes are an integral part of these financial statements

F-5

ARRESTAGE INTERNATIONAL, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS (DEFICIT)

For The Period from Inception through December 31, 2017

	Common Stock
	Shares	Amount (Par Value $0.001)	Additional Paid In Capital	Retained Earnings (Acc Deficit)	Total
Balance December 31, 2015	3,561,250	3,561	110,140	(155,037)	(41,336)
Issuance of Stock for cash, net of offering costs	38,750	39	38,711		38,750
Stock issued as compensation	-		-		-
Net Income (Loss)				(30,794)	(30,794)
Balance December 31, 2016	3,600,000	3,600	148,851	(185,831)	(33,380)
Net Income (Loss)				(43,016)	(43,016)
Balance at 9/30/2017	3,600,000	3,600	148,851	(228,847)	(76,396)

The accompanying notes are an integral part of these financial statements

F-6

ARRESTAGE INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

	December 31, 2017		December 31, 2016

Cash Flows from operating activities:
Net (Loss)		$(43,016)	$(30,794)

Adjustments to reconcile net (loss) to net cash used in operating activities:
(Increase) in prepaid offering expenses		-	-
(Increase) in Prepaid Expenses		(6,751)	(8,500)
Increase in accrued interest payable		2,348	1,262
Total Adjustments		(4,403)	(7,238)

Net Cash (used in) Operating Activities		(47,419)	(38,032)

Cash Flows from financing activities:
Proceeds from (payments on) note payable-related party		43,762	5,560
Proceeds from sale of common stock		-	38,750

Net cash provided by financing activities		43,762	44,310

Net increase (decrease) in cash		(3,657)	6,278

Cash Balance at Beginning of Period		6,568	290
Cash Balance at End of Period		$2,911	$6,568
Interest Paid	$		$-
Income taxes paid		$-	$-

The accompanying notes are an integral part of these financial statements

F-7

ARRESTAGE INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2017 and December 31, 2016

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Arrestage International, Inc. (the ”Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and footnotes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Organization and Description of the Business

The Company was incorporated under the laws of the State of Nevada on June 15, 2011 and is in the Nutraceutical business and holds formulas on skin care products as well as brand formulas, and other intellectual property.

Use of Estimates by Management

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes cash in banks and highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the carrying amount of cash and cash equivalents approximates fair value.

Concentrations of Credit Risk

The Company places its cash and cash equivalents with major financial institutions. At December 31, 2017 and 2016 the Company did not have any cash balances on deposit with banks which exceeded the balance insured by the FDIC, and does not believe that it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Intangible Assets

Goodwill and Intangible Assets—Intangible assets with finite useful lives are amortized while intangible assets with indefinite useful lives are not amortized. Amortizable intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Indefinite-lived intangible assets are tested annually for impairment and when events or changes in circumstances indicate the carrying value may not be recoverable. The appropriateness of the indefinite-life classification of non-amortizable intangible assets is also reviewed as part of the annual testing or when circumstances warrant a change to a finite life. The Company performs its annual impairment testing as of December 31 each year, which is the last day of the Company's fiscal year.

Intangible assets with indefinite useful lives (The Trademark License) are tested for impairment at the individual asset level by comparing the fair value of the indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment charge is recognized to reduce the carrying amount to fair value. Fair values of indefinite-lived intangible assets are estimated using discounted cash flow (“DCF”) models.

In using a DCF method of establishing a fair value, management must make certain assumptions as to the likelihood of having cash flow from operations in the future based on past performance and prospects of sales in the future. The Company has no history of sales and no orders pending. Therefore, it is not possible to determine an appropriate level of cash receipts from operations into the future. Based on this assumption, during 2014 management determined that the fair value of the Trademark License under Generally Accepted Accounting Principles was zero. Accordingly, the Company has chosen to write the carrying value of the Trademark license to zero as of December 31, 2014.

Fair Value of Financial Instruments.

The Company’s financial instruments include cash, accounts receivable, employee advances, due from related parties, prepaid expenses, development costs, deposits, accounts payable, credit cards payable, accrued expenses, and due to related parties. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

F-8

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Ricks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

Basis of Presentation-Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, as reflected in the accompanying financial statements, the Company has no operations, a net loss of ($43,016) for the year ended December 31, 2017, and ($30,794) for the year ended December 31, 2016, an accumulated deficit of ($228,847) as of December 31, 2017 and ($185,831) as of December 31, 2016, and a working capital deficiency of ($76,396) and ($41,880) at December 31, 2017 and December 31, 2016 respectively. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

These financial statements are prepared on a going concern basis because the Directors, officers and significant shareholders have undertaken to provide continuing financial support so that the Company is able to pay its debts as and when they fall due. In addition, Management’s plans to ensure the Company continues as a going concern include the pay-down of outstanding debt of the Company and funding of future operations using proceeds from the revenues expected to be generated from the sale of products and services within acquired companies.

While the Company looks to acquire targeted acquisitions, adverse changes in market conditions or limits on the Company’s ability to obtain financing could limit the Company’s acquisition of such targets and the production, marketing and sale of products and services of the targeted acquisitions. The impact of such eventualities could influence future operations of the Company.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, “Accounting for Income Taxes.” The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings per Share

Basic net income (loss) per share attributable to common stockholders is calculated by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding. There were no options or warrants outstanding at December 31, 2017 nor December 31, 2016. Diluted earnings per share is not shown for the periods in which the Company incurs a loss because it would be anti-dilutive.

Equity-Based Compensation

Pursuant to accounting guidance related to accounting for equity-based compensation, the Company is required to recognize all share-based payments to non-employees and employees in the financial statements based on fair values on the grant date. The Company has accounted for issuance of shares, options, and warrants in accordance with the guidance, which requires the recognition of expense, based on grant-date fair values, over the service period.

Reclassifications

Certain prior period amounts have been reclassified to conform to current classifications.

F-9

Other

The Company has selected December 31 as its fiscal year end.

The Company has paid no dividends.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases.

Note 2-Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2037, and is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws. With few exceptions, our income tax returns are no longer subject to Federal tax examinations by tax authorities for years before December 31, 2011.

The Company is subject to federal and state income tax. No provision for tax has been made at December 31, 2017, and 2016 as the Company had no taxable income for both periods. The following table reconciles the Company’s statutory tax rate to its effective tax rate as a percentage of income before income taxes:

	For the Years Ended December 31,
	2017	2016
U.S. statutory rate	34.0%	34.0%
Valuation allowance	-34.0%	-34.0%
Effective tax rate	0.0%	0.0%

The components of the Company’s deferred income tax assets are set forth below:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit

December 31, 2017	$164,450	Various	$55,913	$55,913	$12,003	$-
December 31, 2016	$129,147	Various	$43,910	$43,910	$13,448	$-
December 31, 2015	$89,595	Various	$30,462	$30,462	$14,443	$-

NOTE 3-RELATED PARTY TRANSACTIONS

On June 27, 2011 the Company entered into a Multiple Advance Demand Note with The Shapiro Trust, owner of 40% of the outstanding equity in the Company. The Note is due upon Demand and bears an interest rate of 8% per annum. As of December 31, 2017 and December 31, 2016 the principal balance on the Note was $62,152 and $18,390, respectively. As of December 31, 2017 and December 31, 2016 the accrued interest on the Note was $6,616 and $4,268, respectively. The total principal and interest due The Shapiro Trust as of December 31, 2017 and December 31, 2016 was $68,768 and $22,658, respectively. See Note 4.

F-10

On June 22, 2011 the Company entered into a Trademark License Agreement with Ann Shapiro, a beneficiary of the Shapiro Trust and wife of one of the Company’s directors. Ms. Shapiro owns the Registered Trademark and cosmetic formulas. Under the terms of the Agreement the Company was granted an exclusive license to sell “Arrestage Mark and Formula” in exchange for a Royalty of $50,000 to be paid in three installments. Ms. Shapiro retains title and ownership of the Mark and Formulas. The Termination Date of the License is 2025. See Note 3.

NOTE 4-TRADEMARK LICENSE

On June 22, 2011 the Company entered into a Trademark License Agreement with Ann Shapiro. Ms. Shapiro owns the Registered Trademark and cosmetic formulas. Under the terms of the Agreement the Company was granted an exclusive license to sell “Arrestage Mark and Formula” in exchange for a Royalty of $50,000 to be paid in three installments. Ms. Shapiro retains title and ownership of the Mark and Formulas. The Termination Date of the License is 2025.

The Trademark License was originally recorded at a cost of $50,000 and tested for impairment in December 2014, at which time it was determined that the fair value of the License was zero and an impairment allowance of $50,000 was recorded. See Footnote 1-Intangible Assets.

	2017		2016
	Gross Carrying Amount	Impairment Allowance	Gross Carrying Amount	Impairment Allowance

Trademark License	50,000	(50,000)	50,000	(50,000)

NOTE 5-FINANCING ACTIVITIES

Note Payable-Shapiro

The Folowing is a summary of The Note Payable

	As of December 31, 2017			As of December 31, 2016
	Principal	Interest payable	Total Due Upon Demand	Principal	Interest payable	Total Due Upon Demand

Unsecured Demand Note Payable to The Shapiro Trust, due upon demand The Note Payable is a multiple advance demand Note with a stated interest rate of 8%.	62,152	6,616	68,768	18,390	4,268	22,658

Current Portion	62,152	6,616	68,768	18,390	4,268	22,658

Long Term portion	-	-	-	-	-	-

Total	62,152	6,616	68,768	18,390	4,268	22,658

F-11

NOTE 6-CAPITAL STOCK and STOCKHOLDERS’ EQUITY

Description of Capital Stock--The Company has two classes of authorized capital stock: Common Stock and Preferred Stock. Both were authorized June 22, 2011 and both have a par value of $001. The holders of Common Stock are entitled to one vote per share. Rights and Preferences for the Preferred Stock will be determined by the Board of Directors prior to issuance of any Preferred Stock.

There are 30,000,000 shares of Common Stock authorized. As of December 31, 2017, and 2016 there were 3,600,000 shares of Common Stock issued and outstanding.

During the year ended December 31, 2017, the Company did not issue any shares of common stock. During the fiscal year ended December 31, 2016 the Company issued 38,750 shares of common stock at $1.00 per share for a total of $38,750 cash.

There are 5,000,000 shares of Preferred Stock authorized and zero outstanding as of December 31, 2017 and 2016.

NOTE 7-COMMITMENTS AND CONTINGENCIES

In March, 2017 the Board of Directors of the Company authorized management to pursue certain merger and acquisition targets and to pay certain legal, consulting, and diligence fees on behalf of these entities. Approximately $9,000 has been paid for these legal fees and due diligence through December 31, 2017. Fees are to be paid as a sunk cost and expensed by the Company, with no requirement for, or expectation of, reimbursement. There are no limits set on the amounts or timing of such payments. A contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.

NOTE 8-SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2017 and the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure. No subsequent events were noted that require recognition or disclosure in the financial statements.

F-12

ARRESTAGE INTERNATIONAL, INC.

BALANCE SHEET

AS OF MARCH 31, 2018 AND DECEMBER 31, 2017

(Unaudited)

	March 31, 2018	December 31, 2017

ASSETS
Current Assets
Cash In Bank	9,544	2,911
Prepaid Expenses	10,943	15,251
Total Current Assets	20,487	18,162

Other Assets
Trademark License'	50,000	50,000
Impairment-Trademark License	(50,000)	(50,000)
Prepaid Expenses
Total Other Assets	-	-

TOTAL ASSETS	20,487	18,162

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable-Related Party	99,618	62,152
Accrued Interest Payable	8,339	6,616
License Fee Payable	25,790	25,790
Total Current Liabilities	133,747	94,558

Total Liabilities	133,747	94,558

Stockholders' (Deficit)
Preferred Stock, $0.001 par value, 5,000,000 shares of preferred shares authorized, no shares of preferred stock outstanding.	-	-
Common Stock, $0.001 par value, 30,000,000 shares authorized, 3,600,000 shares issued and outstanding as of December 31, 2016 and December 31, 2016	3,600	3,600
Additional Paid-in Capital	148,851	148,851
Accumulated Deficit	(265,711)	(228,847)

Total Stockholders' (Deficit)	(113,260)	(76,396)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	20,487	18,162

The accompanying notes are an integral part of these financial statements

ARRESTAGE INTERNATIONAL, INC.

STATEMENT OF OPERATIONS

FOR THE QUARTERS ENDED MARCH 31, 2018 AND MARCH 31, 2017

(Unaudited)

	March 31, 2018	March 31, 2017
Revenues	-	-

Operating Expenses
Bank Charges	42	40
Professional and Legal Fees	29,624	1,399
Accounting and Bookkeeping Fees	5,475	3,500
Other Expenses	-

Total Operating Expenses	35,141	4,939

Other Expenses
Interest Expense	1,722	367

Total Expenses	36,863	5,306

Net (Loss)	(36,863)	(5,306)

Per Share	$(0.01)	$(0.01)
Weighted Average number of shares outstanding	3,600,000	3,600,000

The accompanying notes are an integral part of these financial statements

ARRESTAGE INTERNATIONAL, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS (DEFICIT)

For The Period from January 1, 2016 through March 31, 2018

(Unaudited)

	Common Stock
	Shares	Amount (Par Value $0.001)	Additional Paid In Capital	Retained Earnings (Acc Deficit)	Total
Balance December 31, 2015	3,561,250	3,561	110,140	(155,037)	(41,336)
Issuance of Stock for cash, net of offering costs	38,750	39	38,711		38,750
Stock issued as compensation	-		-		-
Net Income (Loss)				(30,794)	(30,794)
Balance December 31, 2016	3,600,000	3,600	148,851	(185,831)	(33,380)
Net Income (Loss)				(43,016)	(43,016)
Balance at 12/31/2017	3,600,000	3,600	148,851	(228,847)	(76,396)
Net Income (Loss)				(36,864)	(36,864)
Balance at 3/31/2018	3,600,000	3,600	148,851	(265,711)	(113,260)

The accompanying notes are an integral part of these financial statements

ARRESTAGE INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS FOR THREE MONTHS ENDED MARCH 31, 2018 and MARCH 31, 2017

(Unaudited)

	March 31, 2018	March 31, 2017

Cash Flows from operating activities:
Net (Loss)	$(36,863)	$(5,306)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Increase Iin Accounts Payable	3,505
(Increase) in Prepaid Expenses	803	-
Increase in accrued interest payable	1,722	367
Total Adjustments	6,030	367

Net Cash (used in) Operating Activities	(30,833)	(4,939)

Cash Flows from financing activities:
Proceeds from (payments on) note payable-related party	37,466	(45)
Proceeds from sale of common stock	-

Net cash provided by financing activities	37,466	(45)

Net increase (decrease) in cash	6,633	(4,984)

Cash Balance at Beginning of Period	2,911	6,568
Cash Balance at End of Period	$9,544	$1,584
Interest Paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

ARRESTAGE INTERNATIONAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2018

Note 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Arrestage International, Inc. (the ”Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and footnotes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Organization and Description of the Business

The Company was incorporated under the laws of the State of Nevada on June 15, 2011 and is in the Nutraceutical business and holds formulas on skin care products as well as brand formulas, and other intellectual property.

Use of Estimates by Management

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes cash in banks and highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the carrying amount of cash and cash equivalents approximates fair value.

Concentrations of Credit Risk

The Company places its cash and cash equivalents with major financial institutions. At March 31, 2018 and December 31, 2017 the Company did not have any cash balances on deposit with banks which exceeded the balance insured by the FDIC, and does not believe that it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Intangible Assets

Goodwill and Intangible Assets—Intangible assets with finite useful lives are amortized while intangible assets with indefinite useful lives are not amortized. Amortizable intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Indefinite-lived intangible assets are tested annually for impairment and when events or changes in circumstances indicate the carrying value may not be recoverable. The appropriateness of the indefinite-life classification of non-amortizable intangible assets is also reviewed as part of the annual testing or when circumstances warrant a change to a finite life. The Company performs its annual impairment testing as of December 31 each year, which is the last day of the Company's fiscal year.

Intangible assets with indefinite useful lives (The Trademark License) are tested for impairment at the individual asset level by comparing the fair value of the indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment charge is recognized to reduce the carrying amount to fair value. Fair values of indefinite-lived intangible assets are estimated using discounted cash flow (“DCF”) models.

In using a DCF method of establishing a fair value, management must make certain assumptions as to the likelihood of having cash flow from operations in the future based on past performance and prospects of sales in the future. The Company has no history of sales and no orders pending. Therefore, it is not possible to determine an appropriate level of cash receipts from operations into the future. Based on this assumption, during 2014 management determined that the fair value of the Trademark License under Generally Accepted Accounting Principles was zero. Accordingly, the Company has chosen to write the carrying value of the Trademark license to zero as of December 31, 2014.

Fair Value of Financial Instruments. The Company’s financial instruments include cash, accounts receivable, employee advances, due from related parties, prepaid expenses, development costs, deposits, accounts payable, credit cards payable, accrued expenses, and due to related parties. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Ricks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

Basis of Presentation-Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, as reflected in the accompanying financial statements, the Company has no operations, a net loss of ($36,863) for the three months ended March 31, 2018 as compared to ($5,306) for the three months ended March 31, 2017, an accumulated deficit of ($265,711) as of March 31, 2018 and ($228,847) as of December 31, and a working capital deficiency of ($113,260) and ($76,396) at March 31, 2018 and December 31, 2017 respectively. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

These financial statements are prepared on a going concern basis because the Directors, officers and significant shareholders have undertaken to provide continuing financial support so that the Company is able to pay its debts as and when they fall due. In addition, Management’s plans to ensure the Company continues as a going concern include the pay-down of outstanding debt of the Company and funding of future operations using proceeds from the revenues expected to be generated from the sale of products and services within acquired companies.

While the Company looks to acquire targeted acquisitions, adverse changes in market conditions or limits on the Company’s ability to obtain financing could limit the Company’s acquisition of such targets and the production, marketing and sale of products and services of the targeted acquisitions. The impact of such eventualities could influence future operations of the Company.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, “Accounting for Income Taxes.” The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws.

Earnings per Share

Basic net income (loss) per share attributable to common stockholders is calculated by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding. There were no options or warrants outstanding at March 31, 2018 nor December 31, 2017. Diluted earnings per share is not shown for the periods in which the Company incurs a loss because it would be anti-dilutive.

Equity-Based Compensation

Pursuant to accounting guidance related to accounting for equity-based compensation, the Company is required to recognize all share-based payments to non-employees and employees in the financial statements based on fair values on the grant date. The Company has accounted for issuance of shares, options, and warrants in accordance with the guidance, which requires the recognition of expense, based on grant-date fair values, over the service period.

Reclassifications

Certain prior period amounts have been reclassified to conform to current classifications.

Other

The Company has selected December 31 as its fiscal year end.

The Company has paid no dividends.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases.

NOTE 2-INCOME TAXES

At March 31, 2018, the Company has approximately $420,055 of operating loss carryforwards for federal income taxes that may be applied against future taxable income. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 34% to 21%. The most significant impact of the legislation for the Company was a $49,000 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from statutory rate of 34% to 21%.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws. With few exceptions, our income tax returns are no longer subject to Federal tax examinations by tax authorities for years before December 31, 2011.

The Company is subject to federal and state income tax. No provision for tax has been made as of March 31, 2018 or December 31, 2017 as the Company has incurred operating losses since inception. The following table reconciles the Company’s statutory tax rate to its effective tax rate as a percentage of income before income taxes under the Act:

The components of the Company’s deferred income tax assets are set forth below:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit

March 31, 2018	$7,741		$1,626	$1,626	$1,626	$-
December 31, 2017	$164,450	Various	$34,535	$34,535	$7,414	$-
December 31, 2016	$129,147	Various	$27,121	$27,121	$8,306	$-
December 31, 2015	$89,595	Various	$18,815	$18,815	$2,796	$-

NOTE 3-RELATED PARTY TRANSACTIONS

On June 27, 2011 the Company entered into a Multiple Advance Demand Note with The Shapiro Trust, owner of 40% of the outstanding equity in the Company. The Note is due upon Demand and bears an interest rate of 8% per annum. As of March 31, 2018 and December 31, 2017 the principal balance on the Note was $99,618 and $62,152, respectively. As of March 31, 2018 and December 31, 2017 the accrued interest on the Note was $8,339 and $6,616, respectively. The total principal and interest due The Shapiro Trust as of March 31, 2018 and December 31, 2017 was $107,957 and $68,768, respectively. See Note 4.

On June 22, 2011 the Company entered into a Trademark License Agreement with Ann Shapiro, a beneficiary of the Shapiro Trust and wife of one of the Company’s directors. Ms. Shapiro owns the Registered Trademark and cosmetic formulas. Under the terms of the Agreement the Company was granted an exclusive license to sell “Arrestage Mark and Formula” in exchange for a Royalty of $50,000 to be paid in three installments. Ms. Shapiro retains title and ownership of the Mark and Formulas. The Termination Date of the License is 2025. See Note 3.

NOTE 4-TRADEMARK LICENSE

On June 22, 2011 the Company entered into a Trademark License Agreement with Ann Shapiro. Ms. Shapiro owns the Registered Trademark and cosmetic formulas. Under the terms of the Agreement the Company was granted an exclusive license to sell “Arrestage Mark and Formula” in exchange for a Royalty of $50,000 to be paid in three installments. Ms. Shapiro retains title and ownership of the Mark and Formulas. The Termination Date of the License is 2025.

The Trademark License was originally recorded at a cost of $50,000 and tested for impairment in December 2014, at which time it was determined that the fair value of the License was zero and an impairment allowance of $50,000 was recorded. See Footnote 1-Intangible Assets.

	March 31, 2018		December 31, 2017
	Gross Carrying Amount	Impairment Allowance	Gross Carrying Amount	Impairment Allowance

Trademark License	50,000	(50,000)	50,000	(50,000)

NOTE 5-FINANCING ACTIVITIES

Note Payable

The Folowing is a summary of The Note Payable-Current

	March 31, 2018			December 31, 2017
	Principal	Interest payable	Total Due Upon Demand	Principal	Interest payable	Total Due Upon Demand
Unsecured Demand Note Payable to The Shapiro Trust, due mupon demand. The Note Payable is a multiple advance demand Note with a stated interest rate of 8%.	99,618	8,339	107,957	62,152	6,616	68,768
Current Portion	99,618	8,339	107,957	62,152	6,616	68,768
Long Term portion	-	-	-	-	-	-

Total	99,618	8,339	107,957	62,152	6,616	68,768

Royalty Fee Payable

The following is a summary of the Royalty Fee Payable

A Trademark Licenses Agreement was signed June 22, 2011 which calls for to Royalty Payments of $50,000 to be paid in three installments, with no interest, on or before the 15th day of the month for which the Royalty is due.	25,790	-	25,790	25,790	-	25,790
Current Portion	25,790	-	25,790	25,790	-	25,790
Long Term portion	-	-	-	-	-	-

Total	25,790	-	25,790	25,790	-	25,790

NOTE 6-CAPITAL STOCK and STOCKHOLDERS’ EQUITY

Description of Capital Stock--The Company has two classes of authorized capital stock: Common Stock and Preferred Stock. Both were authorized June 22, 2011 and both have a par value of $001. The holders of Common Stock are entitled to one vote per share. Rights and Preferences for the Preferred Stock will be determined by the Board of Directors prior to issuance of any Preferred Stock.

There are 30,000,000 shares of Common Stock authorized. As of March 31, 2018 and December 31, 2017 there were 3,600,000 shares of Common Stock issued and outstanding.

During the three months ended March 31, 2018 , nor during the year ended December 31, 2017, the Company did not issue any shares of common stock.

There are 5,000,000 shares of Preferred Stock authorized and zero outstanding as of December 31, 2017 and 2016.

NOTE 7-COMMITMENTS AND CONTINGENCIES

In March, 2017 the Board of Directors of the Company authorized management to pursue certain merger and acquisition targets and to pay certain legal, consulting, and diligence fees on behalf of these entities. Approximately $9,000 has been paid for these legal fees and due diligence through December 31, 2017. Fees are to be paid as a sunk cost and expensed by the Company, with no requirement for, or expectation of, reimbursement. There are no limits set on the amounts or timing of such payments. A contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.

NOTE 8-SUBSEQUENT EVENTS

The Company has evaluated events subsequent to March 31, 2018 and the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure. No subsequent events were noted that require recognition or disclosure in the financial statements.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other expenses of issuance and distribution.

The following table sets forth all fees and expenses, other than underwriting discounts and commissions, payable solely by the registrant in connection with the offer and sale of the securities being registered. All amounts shown are estimated except for the registration fee of the SEC, the FINRA filing fee and the OTC listing fee.

SEC registration fee		$3,477
FINRA filing fee	$	N/A
OTC MKT listing fee		$2,500
Accounting fees and expenses		$8,500
Legal fees and expenses		$32,000
Printing fees and expenses		N/A
Transfer agent and registrar fees and expenses		$2,000
Blue sky fees and expenses		$4,000
Miscellaneous
Total	$

Item 14. Indemnification of directors and officers.

Chapter 78 of the Nevada Restated Statutory langue (the “NRS”) provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Except as otherwise provided in NRS, except as:

35.23, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

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(b) The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(Added to NRS by 1991, 1184; A 1993, 951; 1999, 1580; 2001, 3171; 2003, 3084)

NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The NRS makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Nevada under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Arrestage International, Inc. may, in its discretion, similarly indemnify its employees and agents.

The certificate of incorporation and bylaws of Arrestage International, Inc. provide that, to the fullest extent and under the circumstances permitted by chapter 78 of the NRS, Arrestage International, Inc. will indemnify directors and officers from and against any and all of the expenses, liabilities or other matters as adopted by the NRS. In addition, the certificate of incorporation of Arrestage International, Inc. relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the NRS.

Under Chapter 78 of the NRS the directors and officers of the Company shall be indemnified pursuant to rules and regulations set for in the revised statute:

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NRS 78.138  Directors and officers: Exercise of powers; performance of duties; presumptions and considerations; liability to corporation and stockholders.

1.  Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation.

2.  In performing their respective duties, directors and officers are entitled to rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by:

(a)  One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;

(b)  Counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or

(c)  A committee on which the director or officer relying thereon does not serve, established in accordance with NRS 78.125, as to matters within the committee’s designated authority and matters on which the committee is reasonably believed to merit confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if the director or officer has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

3.  Directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

4.  Directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

(a)	The interests of the corporation’s employees, suppliers, creditors and customers;

(b)	The economy of the State and Nation;

(c)	The interests of the community and of society; and

(d)	The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

5.  Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the corporation as a dominant factor.

6.  The provisions of subsections 4 and 5 do not create or authorize any causes of action against the corporation or its directors or officers.

7.  Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)  The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

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(b)  The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(Added to NRS by 1991, 1184; A 1993, 951; 1999, 1580; 2001, 3171; 2003, 3084)

Arrestage International, Inc. also intends to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent sales of unregistered securities.

The following list sets forth information as to all securities we have sold or exchanged since June 1, 2012, which were not registered under the Securities Act.

Since June 2012, we have issued Shares in the following transactions:

(2)	Issuance of the following shares were made pursuant to a private placement dated June 2016 (in depth description of the offering.)

Name	Date of Issue	Number of Shares	Price

Plum Mt Trust	6/30/2016	1,500	$1.00
Tod Wright	6/30/2016	1,500	$1.00
Randy Willard	6/30/2016	2,500	$1.00
Nicolas White	6/30/2016	1,500	$1.00
Chad Mekay	6/30/2016	500	$1.00
Darcy Huish	6/30/2016	1,500	$1.00
Roy Shapiro	6/30/2016	500	$1.00
Daniel Shapiro	6/30/2016	500	$1.00
M Brent Stapley	6/30/2016	1,500	$1.00
Karl Huish	6/30/2016	1,500	$1.00
Nina Richardon	6/30/2016	1,500	$1.00
David Richardon	6/30/2016	1,500	$1.00
Robert Chris Newsome	6/30/2016	500	$1.00
Charley Ingrao	6/30/2016	750	$1.00
Doug Ingrao	6/30/2016	500	$1.00
Nathan Ingrao	6/30/2016	1,500	$1.00
Dennis Miller	6/30/2016	1,500	$1.00
Catherine Miller	6/30/2016	1,500	$1.00
Megan Miller	6/30/2016	500	$1.00
Caitilin Miller	6/30/2016	500	$1.00
Tarran Merrill	6/30/2016	2,500	$1.00
Ivy L Kushner	6/30/2016	1,500	$1.00
Alex Campbell	6/30/2016	1,500	$1.00
Krista Finn	6/30/2016	1,500	$1.00
Chris Finn	6/30/2016	1,500	$1.00
Joshua Chapman	6/30/2016	500	$1.00
Neville Living Trust	6/30/2016	500	$1.00
Robert Neville	6/30/2016	500	$1.00
Roger Mentch	6/30/2016	1,500	$1.00
Andrew Mentch	6/30/2016	1,500	$1.00
Allison & Joshua Lumadue	6/30/2016	1,000	$1.00
Demetri Panayi	6/30/2016	500	$1.00
Lucy Panayi	6/30/2016	500	$1.00
Janae Panayi	6/30/2016	500	$1.00
Sophia Panayi	6/30/2016	500	$1.00
Veronica Baker	6/30/2016	250	$1.00
Gary Baker	6/30/2016	25,000	$1.00
Richard W Clement	6/30/2016	25,000	$1.00
Emmett Jobe	6/30/2016	30,000	$1.00
Larry Barken	6/30/2016	25,000	$1.00
Shares issued for Consulting Services:
Rick Gean (3)	9/30/2015	5,000	$1.00
Anthony Demasi (4)	9/30/2015	5,000	$1.00

(2)	Above table shows since June 1, 2012, we have not issued any shares of stock to any employees.
(3)	Mr. Gean received 5,000 shares of common stock at the onset of his engagement as compensation for accounting and financial services to be rendered to assist the company in obtaining required audits and reviews of financial statements for inclusion in the S-1 and S-1/A’s.
(4)	Mr. Demasi has received 5,000 shares of common stock for his due diligence services including organization of internal paperwork, compiling comparable offerings of similarly situated companies from a business analytical standpoint, providing lists of necessary tasks for company personnel and collecting and organizing such internal work product.

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We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described in paragraph (1) by virtue of Section 4(a)(2) and Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the share certificates issued in such transactions.

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described in paragraph (2) above under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

Item 16. Exhibits and financial statement schedules.

(a) The exhibits listed below in the “Index to exhibits” are part of this Registration Statement on Form S-1 and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules. Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned will provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, June 7, 2018.

Arrestage International, Inc.

By:	/s/ Mr. Gary Croft
Mr. Gary Croft
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Arrestage International, Inc. hereby constitutes and appoints Mr. Gary Croft and Dr. Roy Shapiro, each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Arrestage International, Inc. on Form S-1, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Mr. Gary Croft	Chief Executive Officer and Director	June 7, 2018
(Principal Executive Officer)

/s/ Mr. Rick Gean	Chief Financial Officer	June 7, 2018
(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Roy Shapiro	Director	June 7, 2018

/s/ Mr. Phillip Weisman	Director	June 7, 2018

/s/ Mr. Philip Nuciola III	Director	June 7, 2018

/s/ Ms. Kimberly Shapiro	Director	June 7, 2018

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INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Form of Amended and Restated Certificate of Incorporation of Arrestage International, Inc.

2.1(i)	Certificate of Designation of Class Preferred Shares (5,000,000)

3.1	Bylaws of Arrestage International, Inc., effective as of June 12, 2012.

3.1(i)	Amendment to Bylaws by Board Resolution Approving New Class of Preferred Shares

4.1	Form of Common Stock Certificate of Arrestage International, Inc.

5.1	Consent of Counsel: Erica L. Jozwiak, Esq.

10.1	Form of Indemnification Agreement.

10.5	Arrestage International, Inc. / Arrestage Laboratory Corporation Exclusive Licensing Agreement

10.6	Arrestage International Inc. Lock-Up Agreement

14.1	Arrestage International, Inc. Code of Ethics Charter.

14.2	Arrestage International, Inc. Compensation Committee Charter

14.3	Arrestage International, Inc. Audit Committee Charter

23.1	Consent of Independent registered public accounting firm: Schumacher and Associates, Inc.

23.2	Consent of Independent registered public accounting firm: BF Borgers CPA PC

23.3	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney — included on the signature page hereto.

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